Exhibit 10.27

AGREEMENT DATED [•], 2018

COMPUTERSHARE TRUST COMPANY, N.A.

GATES INDUSTRIAL CORPORATION PLC

AND

HOLDERS OF DEPOSITARY RECEIPTS

AGREEMENT FOR THE PROVISION OF DEPOSITARY SERVICES AND CUSTODY

SERVICES IN RESPECT OF GATES INDUSTRIAL CORPORATION PLC

DEPOSITARY RECEIPTS

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- ii -

THIS AGREEMENT IS MADE ON [•], 2018

BETWEEN

(1)	Computershare Trust Company, N.A., a national association organized under the laws of the United States and whose registered office is at 250 Royall Street, Canton, MA 02021 (Computershare or the Depositary);

(2)	Gates Industrial Corporation plc, a company incorporated in England and Wales and whose registered office is 35 Great St Helen’s, London, EC3A 6AP, United Kingdom (the Client or the Company), and

(3)	the Holders from time to time of Depositary Receipts issued in accordance herewith.

WHEREAS

(A)	Computershare, in its capacity as Depositary, has on the request of the Client, determined to constitute and issue from time to time, the Depositary Receipts pursuant to the terms of this Deposit Agreement;

(B)	Computershare or an affiliate thereof is acting as exchange agent and transfer agent in connection with the issuance and listing of the Company’s ordinary shares;

(C)	The Parties have agreed that Computershare shall, on the request of the Client, provide the Client with services as Depositary on the terms set out in this Deposit Agreement; and

(D)	Computershare has agreed to appoint its nominee, an affiliate of Computershare, to act as custodian for Deposited Property on the terms set out in this Deposit Agreement.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deposit Agreement, the following words and phrases shall bear the following meanings unless the context indicates otherwise:

Agent: means any agent appointed by the Depositary in accordance with this Deposit Agreement;

Deposit Agreement: means this Deposit Agreement, including all Schedules hereto;

Applicable Legislation: means any applicable law, rule or regulation;

Articles of Association: means the Articles of Association of the Client;

Business Day: means a day (other than a Saturday, Sunday or public holiday) on which Computershare is open for general non-automated business;

Certificate: means each certificate issued in accordance herewith and substantially in the form set forth in Schedule 4 hereto, with such additions, modifications and insertions as the Depositary deems necessary or desirable. Certificates may be endorsed with or have incorporated in the text thereof such other legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder, or as may be required by the Depositary or the Client to comply with any applicable law, rule or regulation or to indicate any special limitations or restrictions to which any particular Certificates are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise;

Company Securities: means the Ordinary Shares issued by the Client in accordance with its Articles of Association and recorded on the Share Register;

Commencement Date: means the date of this Deposit Agreement;

Custodian: means GTU Ops Inc., a corporation incorporated under the laws of the State of Delaware with an address at 250 Royall Street, Canton, Massachusetts;

Custody Services: means the safe custody services provided by the Custodian as set out in Schedule 2;

Deposit Agreement: means this Deposit Agreement, including all Schedules hereto;

Depositary: means Computershare, acting in its capacity as depositary in relation to the Depositary Services;

Depositary Receipts: means the depositary receipts issued by the Depositary in respect of the Company Securities deposited with the Custodian;

Depositary Receipt Register: means the register of Depositary Receipts maintained by the Depositary constituting the record of Holders from time to time of the Depositary Receipts;

Depositary Services: means the services to be rendered by the Depositary as more fully described in Schedule 1;

Deposited Property: means the Deposited Securities and all and any rights and other securities, property and cash from time to time held by or for the Custodian or the Depositary and attributable to the Deposited Securities;

Deposited Securities: means Company Securities from time to time registered in the name of the Custodian on behalf of the Depositary in the Share Register which are to be held under the terms of this Deposit Agreement and in respect of which Depositary Receipts representing the Company Securities shall be issued pursuant to the terms of this Deposit Agreement;

DTC: means The Depository Trust Company;

Fees: means the fees from time to time payable by the Client to Computershare under this Deposit Agreement (including reasonable disbursements and out of pocket expenses) as the Client and Computershare may mutually agree;

Finance Act: means the UK Finance Act 1986 (as amended).

HMRC: means HM Revenue and Customs;

Holder: means the person or entity recorded in the Depositary Receipt Register for the time being as the registered holder of a Depositary Receipt and, where the context admits, shall include a former Holder and the personal representatives or successors in title of a Holder or former Holder;

Intellectual Property Rights: means all vested contingent and future intellectual property rights including but not limited to copyright, trademarks, service marks, design rights (whether registered or unregistered), patents, know-how, trade secrets, inventions, get-up, database rights and any applications for the protection or registration or these rights and all renewals and extensions thereof existing in any part of the world whether now known or in the future created to which either Computershare or the Client may be entitled;

Loss and Losses: means any liability, damages, loss, costs, reasonable fees and expenses of counsel, claims, charges, payments, or expenses; costs, claims, penalties, fines, taxes, or expenses of any kind;

Ordinary Shares: means the ordinary shares of $0.01 each in the capital of the Company;

Parties: means collectively the Client and Computershare;

Person: means any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, joint venture, government, governmental subdivision, agency or instrumentality, public corporation or any other legal or commercial entity;

Proceedings: means any proceeding, suit or action of any kind and in any jurisdiction arising out of or in connection with this Deposit Agreement or its subject matter;

Securities Act: means the U.S. Securities Act of 1933, as amended;

Services: means collectively the Depositary Services, the Custody Services and any other services to be provided by Computershare under the terms of this Deposit Agreement;

Share Register: means the Company’s register of shareholders to be maintained by Computershare, in its capacity as the Client’s transfer agent under a separate agreement between Computershare and the Client;

Share Registrar: means the person (if any) who is appointed to maintain the Share Register and notified to the Depositary by the Company;

Transfer Restrictions: means any transfer restriction pertaining to the Company Securities or related Depositary Receipts imposed by the Company and/or any third party on a Holder restricting sales and other dispositions of such Company Securities or related Depositary Receipts by that Holder;

Transaction Taxes: has the meaning set out in Section 5.5 of this Deposit Agreement;

Term: means the period of time during which this Deposit Agreement is in effect as the same is more particularly described in Section 2.3 of the Agreement;

U.K.: means the United Kingdom of Great Britain and Northern Ireland; and

U.S.: means the United States of America.

1.2	Unless the context otherwise requires, all references to any statute, statutory provision, rule, regulation or any requirement shall be construed as including references to any modification, consolidation or re-enactment of the provision in question for the time being in force.

1.3	Unless otherwise stated, a reference to a Section, sub-section or Schedule (including part of a Schedule) is a reference to a section, sub-section, or schedule (or any part) to this Deposit Agreement. The Schedules form part of this Deposit Agreement and shall have the same force and effect as if expressly set out in the body of this Deposit Agreement.

1.4	Section headings are for ease of reference only and do not affect the construction of this Deposit Agreement.

1.5	Except where the context otherwise requires, words denoting the singular include the plural and vice versa and words importing a gender shall include any gender.

1.6	References to a “person” shall be construed so as to include any individual, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having a separate legal personality).

1.7	In construing this Deposit Agreement, general words shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things or by particular examples intended to be embraced by the general words.

1.8	Any provision to the effect that the Depositary shall not be liable in respect of a particular matter shall be construed to mean that the Depositary shall not have any liability which the Depositary might, in the absence of such a provision, incur, whether the Depositary could incur such a liability: (A) under the terms of this Deposit Agreement (where such terms are express or implied by statue, law or otherwise); (B) in tort; (C) for misrepresentation; (D) for breach of trust or of any other duty imposed by law; or (E) in any other way.

1.9	Unless otherwise stated, nothing in this Deposit Agreement is intended to confer a benefit on any party other than the Depositary, the Client and any Holder. For these purposes, a provision of this Deposit Agreement shall only be “otherwise stated” if it incorporates an express reference to a right or benefit of the Custodian.

1.10	If a benefit is conferred on any third party in accordance with Section 1.9 the Depositary may rescind or vary any term of this Deposit Agreement without the consent of the third party at all times.

1.11	Where the Custodian holds or will hold Company Securities on behalf of the Depositary for the account of the Holders, references to Company Securities being held by, transferred to or transferred by the Depositary include a reference to Company Securities being held by, transferred to or transferred by the Custodian.

2.	APPOINTMENT AND TERM

2.1	The Client appoints Computershare to act on its behalf as Depositary and Computershare shall appoint the Custodian to act as custodian, in each case, with effect from the Commencement Date.

2.2	The Client appoints Computershare to act on its behalf as registrar in respect of the Depositary Receipts with effect from the Commencement Date.

2.3	The appointment of Computershare shall continue until the termination of this Deposit Agreement under Section 20 hereof or Computershare’s resignation pursuant to Section 19 hereof.

3.	THE SERVICES

3.1	Computershare shall have no obligation except to provide the Services (other than the Custody Services, which shall be provided by the Custodian) to the extent they are specifically set forth herein and in accordance with the requirements from time to time under Applicable Legislation. For the avoidance of doubt, Computershare shall have no obligation under this Deposit Agreement to perform any functions in respect of the maintenance of the Share Register.

3.2	Computershare shall not be required to carry out any act under this Deposit Agreement, including without limitation the acceptance of Company Securities for Deposit hereunder, which Computershare considers falls into one or more of the following:

(a)	in the judgment of its legal counsel (whether internal or external), will, or will likely, breach Applicable Legislation;

(b)	may cause it to suffer or incur any financial liability or any financial obligation of any kind (including any liability for taxes including without limitation Transaction Taxes (as defined in Section 5.5), stamp duty or stamp duty reserve tax); or

(c)	in the judgment of its legal counsel (whether internal or external), may require it to have or obtain a legal status, or to obtain any license, permit, authorization, consent, approval or other permission, in any case which it does not have at the date of this Deposit Agreement;

(d)	may cause it to incur an obligation of any kind in respect of which Computershare is not fully indemnified under the terms of this Deposit Agreement;

(e)	in the judgement of its legal counsel (whether internal or external), may require it to comply with any other Applicable Legislation, compliance with which Computershare considers is unduly onerous for it; or

(f)	which would have a material adverse impact on Computershare including a material adverse impact on its business or reputation.

4.	DUTIES OF THE CLIENT; REPRESENTATIONS AND WARRANTIES

4.1	The Client shall:

(a)	provide all information, data and documentation reasonably required by Computershare or its agents to properly carry out the Services, including (to the extent available to the Client) information which concerns or relates to Computershare’s obligations under this Deposit Agreement;

(b)	ensure that all information, data and documentation provided by it to Computershare or its agents is accurate, complete and not misleading;

(c)	promptly provide any other information and assistance reasonably requested by Computershare in connection with this Deposit Agreement; and

(d)	in accordance with the Finance Act, promptly file clearance notifications and/or applications required to be submitted to HMRC in connection with the transactions contemplated by this Deposit Agreement, and (except in the case of the Clearance Application (as defined below)) provide drafts thereof to the Depositary and the Custodian with sufficient time for them to review such notifications prior to any filings being made.

4.2	The Client shall, if reasonably requested by Computershare during the term of this Deposit Agreement, provide to Computershare, in a reasonable time and at the Client’s own cost, a legal opinion or legal opinions provided by legal advisers reasonably acceptable to Computershare and addressed to Computershare or in respect of which Computershare may rely in relation to securities laws, tax laws and/or other Applicable Legislation, and dealing with such other reasonable issues as may be requested by Computershare, in form and substance satisfactory to Computershare, acting reasonably, in relation to the provision of the Services, or shall reimburse Computershare’s properly incurred attorneys’ fees and costs in respect of reviewing such legal opinions. The scope of such requested legal opinions shall be communicated to the Client in writing by Computershare.

4.3	Computershare shall not be required to transfer Deposited Securities except to (i) any replacement depositary appointed by the Client, (ii) any Holder surrendering Depositary Receipts for cancellation or (iii) Cede & Co. (for deposits into DTC), subject in either case to compliance with the terms of this Deposit Agreement, and provided that no such transfer shall be made unless and until any Transfer Restrictions (as defined herein) shall have lapsed or otherwise will not be breached, and until all transfer requirements of Computershare have been satisfied.

4.4	The Client warrants to Computershare that any stock transfer form transferring Deposited Securities to the Custodian when duly executed, meeting Computershare’s standard requirements, and delivered to the Custodian or lodged with the Client’s transfer agent for registration will constitute legal, valid and binding and enforceable dispositions and obligations of each respective transferor in accordance with its terms and where relevant the articles of association of the Client.

4.5	With the exception of those transactions involving the Depositary described in this Deposit Agreement:

(a)	the Client shall give Computershare as much advance notice as reasonably practicable of any corporate action or changes to its organizational structure or capital structure during the term of this Deposit Agreement which relates to or could have a material effect on the provision of the Services, including but not limited to the declaration or payment of dividends, any merger, reorganisation, rights issue, takeover or share exchange, in each case, which relates to the Deposited Securities; and

(b)

Computershare’s obligations to process any corporate action may, in its discretion be subject to certain conditions, including but not limited to, the receipt of legal opinions addressed to Computershare, or in respect of which Computershare may rely, in forms satisfactory to Computershare, acting reasonably, and, with respect to services to be provided by Computershare that are not contemplated in this Deposit

Agreement, the agreement by the Client and Computershare as to the services to be provided by Computershare in respect of the corporate action, the terms of the provision of such services and the relevant fees, and dealing with such other reasonable issues as may be requested by Computershare; and

(c)	Computershare shall not be required to convert cash dividends paid on Deposited Securities into a currency other than the currency in which such dividends are paid, unless otherwise mutually agreed by the Parties.

4.6	The Client represents and warrants to Computershare that as of the date of this Deposit Agreement and at such other times as provided below:

(a)	for so long as Computershare acts as Depositary, the Depositary Receipts shall not, in consequence of Computershare holding the Deposited Property or issuing the Depositary Receipts or for any other reason, be subject to any registration requirements under U.S. (Federal or State) securities laws;

(b)	each Deposited Security is:

(i)	(A) at the date of issue and/or delivery to the Custodian subject to restrictions on transfer under applicable securities laws and may be subject to restrictions on transfer under a lock-up agreement, and (B) at any such time as the Holder may instruct Computershare to transfer the Deposited Security to DTC’s nominee (Cede & Co.) on cancellation of the Depositary Receipts or, if prior to the cancellation of the Depositary Receipts to any replacement depositary, under its terms and conditions, and any contractual or other provisions to which it is subject, freely transferable and, in particular (but without limitation) is transferable to any such entity without restriction, free from any equity, set-off or counter-claim between the Client and any Holder or former Holder;

(ii)	at the date of deposit, duly authorized, validly issued and fully paid and non-assessable, which for purposes of this Agreement shall mean that a holder of such Deposited Security is not liable, solely because of their status as a holder, for additional assessments or calls on the Deposited Security by the Company or its creditors, and free of any pre-emptive or similar rights, free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, identical in all respects to each other Deposited Security of the same class;

(iii)	at the date of deposit, the deposit of such Deposited Security is either (x) duly registered under each of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to effective registration statements filed under each such Act, or (y) exempt from the registration requirements of the Securities Act and the Exchange Act; and

(iv)	at the date of deposit, the deposit of such Deposited Security is, in compliance with all applicable state securities laws, and all appropriate state securities law filings with respect to such Deposited Security have been made or a valid exemption from such filing requirements is applicable.

(c)	each Depositary Receipt is at any such time as (i) any Holder may instruct Computershare to transfer the Depositary Receipts, or (ii) the Client may instruct Computershare to transfer the Deposited Property underlying the Depositary Receipts to a replacement depositary nominated by the Client, under its terms and conditions, and any contractual or other provisions to which it is subject, freely transferable (except for restrictions under applicable securities laws) and, in particular (but without limitation) is transferable to any such entity without restriction, free from any equity, set-off or counter-claim between the Client and any Holder or former Holder;

(d)	Computershare is and will be subject to no liabilities, duties or obligations solely by virtue of, or in a material respect due to, holding the Deposited Securities (or the Deposited Securities being held on its behalf) or the transfer of the Deposited Securities pursuant to any Holder’s or the Client’s instructions, save for those liabilities, duties and obligations expressly owed to the Client and Holders pursuant to the provisions hereof or under Applicable Legislation; and

(e)	that the issuance of the Deposited Securities and the Depositary Receipts representing the Deposited Securities are not subject to the registration requirements of the Securities Act.

The Company will immediately notify Computershare in the event any of the representations or warranties in this Section 4.6 should become incorrect.

4.7	Without limitation to the generality of Section 4.2, on or prior to the date of this Agreement, and from time to time thereafter in the event the Company or any “affiliate” of the Company as defined in Rule 144 under the Securities Act proposes to deposit any Company Securities under this Deposit Agreement, the Client shall, at the Client’s own cost, provide a legal opinion or legal opinions from legal advisers reasonably acceptable to Computershare, in form and substance satisfactory to Computershare and addressed to Computershare or in respect of which Computershare may rely, stating that that the issuance of Company Securities to be deposited hereunder, the deposit of such Company Securities with the Depositary and the issuance of the Depositary Receipts representing such Company Securities do not require registration under the Securities Act or are exempt from registration under the provisions of the Securities Act, and dealing with such other reasonable issues as may be requested by Computershare.

5.	TAXES

5.1	The Parties consider that neither stamp duty reserve tax nor stamp duty should apply under the Finance Act to the issue of the Depositary Receipts insofar as such issuance forms part of an arrangement to issue or transfer chargeable securities to a clearance service or depositary receipt system pursuant to the Finance Act.

5.2	The Client warrants to Computershare that:

(a)	prior to the date of this Deposit Agreement, Travers Smith LLP (the “Legal Adviser”), on behalf of the Client has delivered a legal opinion to the Client which opines that none (other than as specified in that opinion) of the transactions contemplated by this Deposit Agreement will give rise to United Kingdom stamp duty and/or stamp duty reserve tax whether payable by either the Depositary or the Custodian, and that such opinion has not been amended or revoked (the “Opinion”);

(b)	that the Legal Adviser has advised the Client that clearance applications confirming that there is no potential liability for stamp duty and/or stamp duty reserve tax in respect of any of the transactions contemplated by the Depositary and or the Custodian under this Deposit Agreement are not required to be made to HMRC; and

(c)	that in connection with any additional deposits of Company Securities made after the date of this Deposit Agreement, prior to the effective date of such deposit, the Client shall procure that the Legal Adviser, or such other legal advisers as instructed by the Client, provide the legal opinion specified in Section 5.2(a) hereof and advise the Client as specified in Section 5.2(b) hereof.

5.3	The Client undertakes to Computershare to notify Computershare immediately in writing in the event that any of the warranties set out in Section 5.2 is incorrect or not being met. In the event that Section 5.2 is no longer correct, Computershare reserves the right to immediately terminate this Deposit Agreement.

5.4	In the event that any charge to stamp duty or stamp duty reserve tax arises pursuant to the deposit of the Company Securities, the issuance of the Depositary Receipts or any other transactions contemplated by this Deposit Agreement or pursuant to any instruction given to Computershare, the Client shall either furnish evidence of payment of stamp duty reserve tax or stamp duty (in a form acceptable to Computershare) or ensure that Computershare is funded in full with cleared funds no later than the fifth Business Day prior to the date on which any stamp duty reserve tax or stamp duty liability, if any, is payable to HMRC (the “Due Date”). Section 5.6 and Sections 6.2 to 6.4 apply to this sub section and ‘Fees’ should be read to include the payment of stamp duty reserve tax or stamp duty as described herein. In the absence of (i) evidence satisfactory to Computershare of payment of such stamp duty and/or stamp duty reserve tax in full by the Client or (ii) receipt of cleared funds from the Client by the Due Date, Computershare reserves the right to take any action, or omit to take any action, in each case, where such action or omission would result in Computershare avoiding any liability for stamp duty reserve tax or stamp duty. If Computershare is refunded or otherwise receives back any stamp duty which was previously paid or funded on its behalf by the Client, Computershare may use such amount to discharge any outstanding Liability and refund the balance to the Client.

5.5

In addition to any rights and remedies to which Computershare is entitled under Section 5.4, to the extent that Computershare (or its nominee) is accountable for and/or primarily liable and is required to pay for stamp duty reserve tax (or stamp duty) pursuant to the Finance Act (or otherwise under other UK enactments or regulations), in respect of any chargeable securities transferred or issued to, or appropriated by, Computershare, pursuant to this

Deposit Agreement, each Holder agrees that where such Holder is to issue, transfer or procure the transfer to Computershare of Company Securities in relation to which Computershare will issue Depositary Receipts, the Holder shall, before such issue, transfer or appropriation, pay to Computershare in cleared funds, or to HMRC on behalf of Computershare, an amount equal to the stamp duty reserve tax (or stamp duty) for which Computershare is liable in respect of such transfer, issue or appropriation, if any.

5.6	In addition to the foregoing, all fees and other sums payable by the Client under this Deposit Agreement are exclusive of taxes and other governmental charges (including but not limited to withholding, value-added, sales, business or other similar taxes and charges (including Transaction Taxes, as defined below), and interest and penalties thereon, collectively “Taxes”) and the Client shall, in addition to any Fees, pay any Taxes due thereon so that the net amount received by Computershare is not less than the amount which Computershare would have received had no such Taxes been due, and shall promptly deliver to Computershare all official receipts evidencing payment of such Taxes.

5.7	Notwithstanding anything to the contrary contained herein, the Client is responsible for all taxes, levies, duties, and assessments levied on the services provided under this Deposit Agreement (other than taxes relating to Computershare’s personnel, and taxes based on Computershare’s net income or gross revenues from the services provided hereunder) (collectively, “Transaction Taxes”). Computershare shall be responsible for collecting and remitting Transaction Taxes in all jurisdictions in which Computershare is registered to collect such Transaction Taxes. Computershare shall invoice Client for such Transaction Taxes that it is obligated to collect upon the furnishing of services hereunder. Computershare shall timely remit to the appropriate governmental authorities all such Transaction Taxes that Computershare collects from Client. To the extent that Client provides Computershare with valid exemption certificates, direct pay permits, or other documentation that exempts Computershare from collecting Transaction Taxes from Client, invoices issued for services provided after Computershare’s receipt of such certificates, permits, or other documentation will not reflect exempted Transaction Taxes. Computershare shall be solely responsible for the payment of all personal property taxes, franchise taxes, corporate excise or privilege taxes, property or license taxes, taxes relating to Computershare’s personnel, and taxes based on Computershare’s net income or gross revenues relating to the services provided hereunder.

6.	FEES AND EXPENSES PAYABLE BY THE COMPANY

The Client shall pay to Computershare such fees and expense as the parties shall mutually agree.

7.	FORM, ISSUE AND TRANSFER OF DEPOSITARY RECEIPTS

7.1	The Depositary shall only issue and transfer Depositary Receipts as contemplated by this Deposit Agreement. Each Holder hereby agrees that it shall provide to the Depositary within a reasonable period prior to requesting the Depositary to issue or transfer Depositary Receipts with the information that the Depositary reasonably requires to allow the Depositary to comply with applicable laws and regulations.

7.2	Any transfer of Deposited Company Securities to any replacement depositary nominated by the Company or to any Holder surrendering Depositary Receipts for cancellation, shall be subject to any Transfer Restrictions.

7.3	Company Securities shall be deposited hereunder by the issuance or transfer of such Company Securities to the Custodian on behalf of the Depositary. Upon such deposit, subject to the provisions of this Deposit Agreement, the Depositary shall issue to the person for whose account the deposit was made such number of Depositary Receipts that represent the number of Company Securities so deposited.

7.4	Depositary Receipts shall be issued on the terms and conditions set forth or referred to in or prescribed pursuant to this Deposit Agreement as from time to time amended.

7.5	The Depositary shall maintain, at an office which may, but need not be, the Depositary’s registered office, a separate register in respect of the Depositary Receipts for the registration, registration of transfer, combination and split-up of Depositary Receipts, and facilities for the delivery and receipt of Depositary Receipts. Each such register shall at reasonable times be open for inspection by Holders for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to this Deposit Agreement. The Depositary may close any such register at any time or from time to time when deemed expedient by it.

7.6	Title to a Depositary Receipt shall be evidenced by entry on the Depositary Receipt Register. The Depositary, notwithstanding any notice to the contrary, may treat the person in whose name a Depositary Receipt is registered on the Depositary Receipt Register as the absolute owner thereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Depositary Receipt, unless such holder is the Holder thereof.

7.7	Receipt by the Depositary of the following at the specified address of the Depositary or as may be otherwise required by the Depositary from time to time:

(a)	an instruction from or on behalf of the Holder setting out the person(s) to whom a specified number of Depositary Receipts will be transferred (the “Recipient”) (in a form acceptable to the Depositary and including a Medallion Signature Guarantee);

(b)	the relevant Certificate(s) accompanied by such additional evidence of the entitlement of the Holder to the relevant Depositary Receipts as the Depositary may reasonably require; and

(c)	the payment of such fees, taxes, duties, charges and expenses as may be required under this Deposit Agreement;

shall be deemed to constitute an irrevocable instruction to the Depositary to:

(d)	record the transfer of the relevant Depositary Receipts to the Recipient in the Depositary Receipt Register in accordance with Section 7.5;

(e)	issue a Certificate in the name of the Recipient(s) in respect of the transferred Depositary Receipts; and

(f)	update its records to record that the relevant Deposited Property is held for the account of the Recipient (or require the Custodian to do so).

7.8	The Depositary shall be entitled to refuse to accept for transfer any Depositary Receipts or suspend the registration of transfer of Depositary Receipts if:

(a)	it reasonably believes that transfer would result in violation of applicable law or regulation; or

(b)	in any other circumstance in which the Depositary reasonably considers would be undesirable to it, including, but not limited to, its financial, legal, regulatory and tax position.

7.9	The Depositary shall not be bound to enquire whether any transactions in Depositary Receipts are in progress, or in the process of being transferred, before deciding to suspend the registration of transfer of Depositary Receipts in accordance with Section 7.8 and shall incur no liability to the Client, any Holder or potential Holder or Recipient by reason of such suspension.

7.10	Depositary Receipts shall be transferable free from any equity, set-off or counterclaim between the Depositary and the original or any intermediate Holder, but subject to the Transfer Restrictions applicable thereto.

7.11	Neither the Company nor the Depositary shall arrange for Depositary Receipts to be admitted to any stock exchange or quoted or permitted to be dealt in or on any other market.

7.12

Depositary Receipts have not been registered under the Securities Act or any other securities legislation of any jurisdiction and may not be offered, sold, pledged, or otherwise distributed or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Depositary shall be under no obligation to arrange for any registration or similar requirement under the Securities Act or any other securities legislation or Applicable Legislation of any jurisdiction. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Depositary Receipts, which legends shall (i) be in a form reasonably satisfactory to the

Depositary and (ii) contain the specific circumstances under which the Depositary Receipts may be transferred. In the event that any Deposited Company Securities contain a stock legend describing the conditions of any Transfer Restrictions, the Company and the Depositary shall procure that the Depositary Receipts representing such Deposited Property shall contain a stock legend replicating the conditions of the relevant Transfer Restrictions. The Depositary Receipts shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC.

7.13	The Depositary shall not be bound by or compelled to recognize any express, implied or constructive trust or other interest in respect of Deposited Property, even if it has actual or constructive notice of the said trust or interest. Except as otherwise expressly set forth in this Deposit Agreement, the Depositary does not undertake any duty or obligation to any person (other than a Holder) and accepts no liability to any such person.

7.14	Depositary Receipts may be cancelled by the Depositary pursuant to Sections 9 and 10 and, so far as the Depositary considers appropriate, in the circumstances contemplated in Sections 11.2, 16.2, 17.13 and 17.16.

7.15	If a Certificate issued to a Holder is:

(a) damaged or defaced; or

(b) reported to be lost, stolen or destroyed,

that Holder is entitled to be issued with a replacement certificate by the Depositary, provided the Depositary has no notice that such Certificate has been acquired by a bona fide purchaser, if the Holder:

(x) returns the certificate which is to be replaced to the Depositary if it is damaged or defaced; and

(y) in all cases, provides an open penalty surety bond meeting the Depositary’s requirements.

7.16	As a condition to any offer, sale, pledge or other distribution, disposition or transfer of any Depositary Receipts, the transferor of such Depositary Receipts shall provide at the Depositary’s request a legal opinion of U.S. counsel, in form and substance reasonably satisfactory to the Depositary, to the effect that the Depositary Receipts may be offered and sold without registration under the Securities Act pursuant to an applicable exemption from the registration requirements thereof, and dealing with such other reasonable issues as may be requested by the Depositary. Any transferee of the Depositary Receipts will be deemed to become a party to and be bound by the provisions of this Deposit Agreement.

8.	DEPOSITED PROPERTY; REPRESENTATIONS AND WARRANTIES

8.1	Each person depositing Company Securities and to whom Depositary Receipts are to be issued pursuant to this Deposit Agreement and each Holder shall be bound and required to give such warranties and certifications to the Depositary as the Depositary may reasonably require. Each person depositing Company Securities and to whom Depositary Receipts are to be issued pursuant to this Deposit Agreement and each Holder shall be taken to warrant that Company Securities which are transferred or issued to the Custodian with respect to which Depositary Receipts are to be issued or are so issued are duly authorized, validly issued, fully paid up, non-assessable, which shall have the meaning set forth in Section 4.6(b)(ii), above, and legally obtained by the person depositing such Company Securities and the person to whom Depositary Receipts are to be issued, all pre-emptive and comparable rights, if any, with respect to such Company Securities have been validly waived or exercised, such person is duly authorized to deposit such Company Securities under this Deposit Agreement, such Company Securities are being transferred or, as the case may be, issued free and clear of all liens, charges, encumbrances, security interests, adverse claims or other third party interests, that such transfers or, as the case may be, such issues of Company Securities to the Custodian are not in contravention of the Articles of Association of the Company or of any contractual obligation binding on such person or the person making the transfer or of any applicable law or regulation or order binding on or affecting such person or the person making the transfer, and to the extent such person is an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act, that at the time of any transfer, sale or other disposition of the Depositary Receipts representing such Company Securities (i) the Company Securities will be duly registered pursuant to an effective registration statement under the Securities Act or (ii) all of the provisions of Rule 144 under the Securities Act which enable the Company Securities to be freely sold (in the form of Depositary Receipts) will be fully complied with and, in either case, all of the Depositary Receipts representing such Company Securities will not be “restricted securities” as defined in Rule 144 upon the sale thereof, and such person, and the person making such transfer shall indemnify the Depositary on demand by way of continuing indemnity from and against any Losses which it may suffer or incur by reason of any breach of any such representation and/or warranty. The Depositary shall be entitled to refuse to accept Company Securities for deposit hereunder (i) whenever it is notified in writing by the Company that the Company has restricted the transfer thereof to comply with ownership restrictions under applicable law; (ii) if it reasonably believes that any relevant transfer is invalid or ineffective to pass title in Company Securities under any applicable law or regulation; (iii) if the Depositary is notified by or on behalf of the Company that such deposit or the issue of Depositary Receipts pursuant to this Deposit Agreement would or might result in the contravention of any applicable law; or (iv) if such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of any applicable law or of any government or governmental authority, body or agency or any regulatory authority, or under any provision of this Deposit Agreement or for any other reason.

8.2	In acting hereunder the Depositary shall have only those duties, obligations and responsibilities expressly undertaken by it in this Deposit Agreement and does not assume any relationship of trust for or with the Holders or any other person.

8.3

Subject to the Depositary’s receipt of any legal opinions requested in accordance with Section 4.2 of this Deposit Agreement and such other arrangements and agreements as the Depositary may require, the Depositary shall use reasonable endeavours to pass on, or exercise on behalf of, and shall instruct the Custodian to use its reasonable endeavours to pass on to, or exercise on behalf of, the relevant Holder(s) all rights and entitlements which it or the Custodian receives in respect of Deposited Securities in accordance with this Deposit Agreement, subject to the following:

(a)	Any such rights or entitlements to cash distributions will, to the extent permissible and practicable, be distributed to Holders on an averaged or other practicable basis, subject to appropriate adjustments for taxes withheld and deduction of the Depositary’s and/or its agents’ fees and expenses. Any cash distributions will be distributed to Holders in the currency in which such distributions are paid. Any such rights or entitlements to information, to make choices and elections, and to attend and vote at meetings of shareholders shall, subject to the other provisions of this Deposit Agreement, be passed on to the relevant Holder(s) upon being received by the Custodian in the form in which they are received by the Custodian together with such amendments and such additional documentation as are received by the Custodian and such additional documentation as the Depositary may deem necessary to effect such passing on.

(b)	Any such rights or entitlements to scrip dividends, to bonus issues or arising from capital reorganizations shall be passed on to the relevant Holder(s):

(i)	by means of the consolidation, sub-division, cancellation and/or issue of Depositary Receipts to reflect the consolidation, sub-division and/or cancellation of the underlying Deposited Securities or the issue of additional Depositary Receipts to the relevant Holder(s) to reflect the issue of additional Company Securities to the Custodian; and

(ii)	in either case promptly following such consolidation, sub-division and/or cancellation or issue of such Company Securities as the case may be.

(c)	If arrangements are made which allow a Holder to take up any rights in Company Securities requiring further payment from a Holder, such Holder must, if it wishes the Depositary to exercise such rights on its behalf, provide the Depositary with cleared funds before the relevant payment date or such other due date that the Depositary may notify the Holders in respect of such rights.

(d)	The Depositary will not exercise choices, elections or voting rights or otherwise exercise discretion in connection with any distributions or corporate actions in the absence of express instructions from the relevant Holder.

(e)	Unless the Depositary notifies the Holder otherwise, any instructions to vote (together with any funds required to be paid in carrying out any such action) must reach the Depositary (in writing) at least five Business Days before the meeting in question or as otherwise advised to the Holder by the Depositary in writing.

(f)	The Depositary may in such circumstances as it considers appropriate, including without limitation in connection with the operation of arrangements for enabling Holders of Depositary Receipts to exercise or direct the exercise of voting rights attaching to Company Securities, and/or to receive information from or relating to the Company provide to the Company or any agent of the Company details of the identity of the Holder and the number or amount of Depositary Receipts held by such Holder on any relevant date.

(g)	The Depositary shall re-allocate any Company Securities or distributions which are allocated to the Custodian and which arise automatically out of any right or entitlement to Deposited Securities to Holders pro-rata to the Deposited Securities held for their respective accounts provided that the Depositary shall not be required to account for any fractions of shares or fractions of one cent arising from such re-allocation.

(h)	Any other rights or entitlements shall be passed on to Holders in such manner and by such means as the Depositary shall in its absolute discretion determine.

Notwithstanding the foregoing, to the extent that the Depositary determines in its discretion that it is not practicable to pass on any distribution to the Holders or any Holder, the Depositary may (i) sell any securities or other property received in connection with such distribution and pass on the net proceeds of such sales to the Holders or (ii) make such distribution as it so deems practicable, including the distribution of securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holders’ Depositary Receipts (without liability for interest thereon or the investment thereof).

8.4	The Depositary will not be bound to take notice of, nor to see to the carrying out of, any trust, mortgage, charge, pledge or claim in favor of any other person in the Deposited Property. A receipt from a Holder (or from a Holder’s personal representatives or nominated transferee in accordance with Section 9) for Depositary Receipts will free the Depositary from responsibility to any such other person in respect of any such interest. The Depositary may ignore any notice it receives of the right, title, interest or claim of any other person to an interest in the Deposited Property, except where the interest is conferred by operation of law.

8.5	If any governmental or administrative authorisation, consent, registration or permit or any report to any governmental or administrative authority is required in order for the Depositary to receive Company Securities to be deposited hereunder and/or for Depositary Receipts representing the same to be issued pursuant to this Deposit Agreement, or in order for Company Securities or other securities or property to be distributed or to be subscribed or acquired in accordance with the provisions prescribed in or pursuant to this Deposit Agreement, subject to the prior consent of the Depositary (which may in its absolute discretion be withheld) the prospective Holder shall apply at its own cost for such authorisation, consent, registration, or permit or file such report within the time required. The Depositary may apply conditions to the provision of its consent. The Depositary shall not be bound to issue or transfer Depositary Receipts or distribute, subscribe or acquire Company Securities or other property with respect to which such authorisation, consent, registration, permit or such report shall not have been obtained or filed, as the case may be, and shall have no duties to obtain any such authorisation, consent, registration or permit or to file any such report except in circumstances where the same may only be obtained or filed by the Depositary and only without unreasonable burden or expense.

9.	WITHDRAWAL OF DEPOSITED PROPERTY

9.1	The Holder may request withdrawal of, and the Depositary shall thereupon relinquish, the Deposited Property attributable to any Depositary Receipts upon receipt of the relevant Certificate(s) by the Depositary at the specified address of the Depositary or as otherwise agreed and any such additional evidence of the entitlement of the Holder to the relevant Depositary Receipts as the Depositary may reasonably require, accompanied by:

(a)	a duly executed order with a Medallion Signature Guarantee (in a form approved by the Depositary) requesting the Depositary to cause the Deposited Property being withdrawn to be delivered to the specified address of the Custodian, or (at the request, risk and expense of the Holder and only if permitted by applicable law from time to time) at the specified office of the Depositary or to the person(s) designated in such order or as otherwise agreed; and

(b)	the payment of such fees, taxes, duties, charges and expenses as may be required under this Deposit Agreement.

9.2	Upon the production of such documentation and the making of such payments in accordance with Section 9.1, the Depositary will direct the Custodian, to deliver at the specified office of the Depositary, or to the order in writing of the person(s) designated in the accompanying order:

(a)	evidence of a transfer in respect of the relevant Deposited Property by the Custodian, and accompanied by such instruments of transfer in blank or to the person or persons specified in the order for withdrawal and such other documents, if any, as are required by law for the transfer thereof and as appropriate, evidence of the cancellation of the relevant Depositary Receipts; and

(b)	all other property forming part of the relevant Deposited Property attributable to Depositary Receipts, accompanied, if required by applicable law, by one or more duly executed endorsements or instruments of transfer in respect thereof, provided that the Depositary (at the request, risk and expense of any Holder so surrendering a Depositary Receipts):

(y)	will direct the Custodian to deliver the certificates for, or other instruments of title to, the relevant Deposited Securities and any documents relevant thereto and any other documents referred to in Section 9.2(a) (together with any other property forming part of the Deposited Property which may be held by the Custodian and is attributable to Depositary Receipts); and/or

(z)	will deliver any other property forming part of the Deposited Property which may be held by the Depositary and attributable to such Depositary Receipts (accompanied by such instruments of transfer in blank or to the person(s) specified in such order and such other documents, if any, as are required by the law for the transfer thereto), in each case to the specified office of the Depositary or to such other person as designated by the surrendering Holder in the relevant order.

9.3	In respect of such transfer of Deposited Property:

(a)	the Depositary shall be entitled to deliver to the transferee (the “Transferee”), in lieu of the relevant Deposited Securities to which he is entitled, any securities into which such Deposited Securities have been converted, sub-divided or consolidated, any securities which are substituted by the Company for such Deposited Securities or any proceeds and/or securities received or issued in lieu of such Deposited Securities as a result of any corporate event or transaction of or affecting the Company; and

(b)	without prejudice to the generality of Section 9.3(a), where the Depositary has at the direction of the Holder assented Deposited Securities to a third party pursuant to a tender offer, exchange offer or other transaction, the Depositary shall deliver to the Transferee in question the proceeds and/or securities received in respect of the assented Deposited Securities underlying the Depositary Receipts being withdrawn, in lieu of such Deposited Securities;

in each case as soon as practicable following receipt if the same have not been received by the effective date of the Transfer.

9.4	Notwithstanding any other provisions of this Section 9, the Depositary shall not be required to make arrangements for the transfer of Company Securities during any period when the Share Register or the Depositary Receipt Register is closed.

9.5	The Depositary may refuse to transfer Deposited Property generally, or in one or more jurisdictions, if such refusal is deemed necessary or desirable by the Depositary, in good faith, at any time or from time to time, unless (and subject to the other terms of this Deposit Agreement) the Depositary is satisfied that (i) it is sufficiently indemnified for any liabilities and Losses arising out of or in connection with such transfer; and (ii) the transferee is the Holder of the relevant Depositary Receipts, the Company, any subsidiary or affiliate of the Company or any replacement depositary or clearance service (or a third party transferee that takes delivery through such a replacement depositary or clearance service (in each case provided that the Depositary shall cease to be the Depositary of the relevant Deposited Property)). The Depositary shall not be liable to a Holder or a Transferee if any Deposited Property is not or cannot be delivered to or to the order of a Transferee.

9.6	The Holders shall be liable for any costs (which shall include, but shall not be limited to, notary fees) incurred in carrying out a transfer of Depositary Receipts and each Holder agrees to indemnify the Depositary for any such costs incurred and the Depositary shall not be obliged to effect any transfer unless it has been provided in cleared funds for such costs to its reasonable satisfaction.

9.7	The Depositary shall only be obliged to deliver Company Securities or other Deposited Property to the extent Company Securities or such other Deposited Property are then held by the Custodian or the Depositary or by their respective agents under this Deposit Agreement.

9.8	Notwithstanding the withdrawal of Deposited Securities under this Section 9, income distributions attributable thereto shall be governed by Section 8.

9.9	Any person requesting cancellation of Depositary Receipts may be required by the Depositary to furnish it with (i) a legal opinion by U.S. legal advisers reasonably acceptable to Computershare to the effect that such Depositary Receipts and the Company Securities represented thereby may be offered and sold without registration under the Securities Act pursuant to an applicable exemption from the registration requirements thereof, and dealing with such other reasonable issues as may be requested by Computershare and (ii) such proof, certificates and representations and warranties as to matters of fact, including, without limitation, as to such person’s identity and with such further documents and information as the Depositary may deem reasonably necessary, appropriate or otherwise desirable for the administration or implementation of this Deposit Agreement in accordance with applicable laws and regulations. The Depositary may withhold delivery of the Deposited Property until such items are so furnished.

9.10	All Certificates surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Certificates so cancelled in accordance with its customary practices or applicable law.

10.	COMPULSORY WITHDRAWAL

10.1	If it shall come to the notice of the Depositary, or if the Depositary shall have reason to believe, that any Depositary Receipts:

(a)	are owned directly or beneficially by any person in circumstances which, in the reasonable opinion of the Depositary, might result in the Depositary or the Custodian suffering any losses (including tax losses) or pecuniary, fiscal or material regulatory disadvantage or any other material burden or disadvantage which it might not otherwise have suffered;

(b)	are owned directly or beneficially by, or otherwise for the benefit of, any person in breach of any law or requirement of any jurisdiction or governmental authority or so as to result in ownership of any Company Securities exceeding any limit under, or otherwise infringing, the Articles of Association of or law applicable to the Company or the terms of issue of Company Securities;

(c)	are owned directly or beneficially by, or otherwise for the benefit of, any person who fails to furnish to the Depositary such proof certificates and representations and warranties as to matters of fact, including, without limitation, as to his identity, as the Depositary may reasonably require for the administration or implementation of this Deposit Agreement in accordance with applicable laws and regulations;

(d)	are held by a Holder who has failed to duly and punctually perform any obligation to the Depositary or a Custodian imposed upon him by virtue of this Deposit Agreement or any other agreement or instrument to which such Holder is a party or by which such Holder is bound with respect to Depositary Receipts; or

(e)	are held on behalf of a Holder or Holders representing Company Securities of such value as to require the Depositary or Custodian, under applicable law, to make a mandatory offer for other Company Securities, then the Holder shall be deemed, at the election of the Depositary to have requested the cancellation of his Depositary Receipts(s) and the withdrawal of the Deposited Securities represented by his Depositary Receipts(s).

10.2	If any regulatory authority refuses to approve the holding by the Depositary or the Custodian of Company Securities at or above a certain level, and requires the Depositary or Custodian to divest itself of some or all of Company Securities held by it, then:

(a)	the Depositary will consult with the Company as to what action it proposes to take; and

(b)	a Holder or Holders (as appropriate) will be deemed to have requested the cancellation of their Depositary Receipts and the withdrawal of Company Securities represented by those Depositary Receipts in excess of that level.

In deciding what action to take the Depositary will start from the presumption that all Holders should have their Depositary Receipts cancelled proportionally, but this presumption may be departed from in any particular case if, in the Depositary’s view, the circumstances make it appropriate to do so.

10.3	On the Holder being deemed at the election of the Depositary, to have requested the withdrawal of the Deposited Securities represented by his Depositary Receipts pursuant to Section 10.2, the Depositary shall make such arrangements to the extent practicable and permitted by applicable law and regulation for the delivery of the Deposited Property represented by the Holder’s Depositary Receipts to the Holder as the Depositary shall think fit. Without limitation, the Depositary may:

(a)	arrange for such Depositary Receipts to be cancelled and for the Deposited Property represented thereby to be transferred to such Holder; or

(b)	if transfer to the Holder in accordance with (a) above is not reasonably practicable following consultation with the Holder (where practicable), in its absolute discretion, liquidate all or part of the Deposited Property and deliver the net proceeds in respect thereof to the Holder.

10.4	The Depositary shall be entitled to deduct such fees, costs, duties, taxes and charges as may be applicable in accordance with the provisions of this Deposit Agreement from the Deposited Property or from the net proceeds thereof before delivering the same to the Holder after reasonable notice to the Holder of its intent to do so such the Holder may pay such amounts instead. If any governmental, regulatory or court consent needs to be obtained prior to the delivery of the Deposited Property or the net proceeds thereof to the Holder, the Depositary shall make such arrangements with respect to the Deposited Property or the net proceeds thereof as it shall see fit.

11	FEES AND EXPENSES PAYABLE BY HOLDERS

11.1	The Depositary shall be entitled to charge Holders in respect of the provision of its services under this Deposit Agreement the fees and expenses notified from time to time.

11.2	if any fees, taxes, duties or charges shall become payable by or on behalf of the Custodian or the Depositary with respect to any Depositary Receipts or any Deposited Securities represented by the Depositary Receipts, including without limitation the issuance, holding, or transfer thereof, or any distribution on any of the foregoing, without prejudice of the terms of this Deposit Agreement such fees, taxes, duties or charges shall be paid by the Holder thereof to the Depositary. The Depositary may refuse to effect any registration of Depositary Receipts or any withdrawal of the underlying Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder thereof all or any part of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge. The Holder shall remain liable for any deficiency. Upon any such sale, the Depositary shall, if appropriate, reduce the number of Depositary Receipts evidenced by any Certificate held by such Holder to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder.

12.	VALIDITY OF DOCUMENTS

THE CLIENT AND EACH HOLDER ACKNOWLEDGES AND AGREES THAT COMPUTERSHARE SHALL NOT BE REQUIRED TO VERIFY THE VALIDITY OF ANY DOCUMENT OR THE EXECUTION OF ANY DOCUMENT PRESENTED TO IT PURSUANT TO THIS DEPOSIT AGREEMENT (WHETHER BY COMPARISON OF SIGNATURES OR SEALS OR BY REQUIRING CERTIFICATION OR OTHERWISE) AND COMPUTERSHARE SHALL NOT BE LIABLE TO THE CLIENT OR TO ANY HOLDER BY REASON OF HAVING ACCEPTED AS VALID ANY DOCUMENTS OF ANY KIND WHICH ARE FORGED, NOT AUTHENTIC OR ARE UNTRUE SAVE TO THE EXTENT (IF AT ALL) (i) THAT IT WAS GROSSLY NEGLIGENT OF COMPUTERSHARE TO HAVE ACCEPTED IT BECAUSE THE DEFECT WAS MANIFEST ON THE FACE OF THE DOCUMENT.

13.	INSTRUCTIONS

13.1	The Client and each Holder acknowledge and agree that Computershare shall be entitled without further verification to execute or otherwise act upon instructions or information or purported instructions or information received from a Holder (or any person acting on such Holder’s behalf) notwithstanding that it may afterwards be discovered that any such instruction or information or purported instruction or information:

(a)	was not genuine or was not correct;

(b)	was not sent with the authority of any person on whose behalf it was expressed to have been sent;

(c)	was not initiated by the relevant person entitled to give it; or

(d)	was in any other way not given in compliance with the requirements of Applicable Legislation,

the Client and each Holder acknowledge and agree that Computershare will not be required to take any further steps to verify the validity of any instruction received from or on behalf of a Holder and shall not be responsible to the Client, to any Holder or any third party for any Liability suffered or incurred by the Client, any Holder or such third party as a result of any act or omission or failure of Computershare in acting upon instructions or information or purported instructions or information received by a Holder (or any person acting on such Holder’s behalf), except to the extent (if at all) that it was grossly negligent of Computershare to have accepted, executed or acted upon such instruction or information.

13.2	The Client acknowledges and agrees that Computershare shall not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Company Securities for deposit, the Client, any Holder, or any other person believed by it to be competent to give such advice or information.

13.3	Holders shall give instructions to the Depositary in the manner described in this Deposit Agreement, and the Depositary will not be required to specifically acknowledge such instructions.

14.	INTELLECTUAL PROPERTY RIGHTS

14.1	Subject to Section 14.2, Computershare shall retain ownership of all Intellectual Property Rights in and relating to all methods, formulae, techniques, processes, systems, materials, programs and documentation devised, designed or prepared by or on behalf of Computershare for the purpose of or in connection with its provision of Services and all other Intellectual Property Rights created by or on behalf of Computershare in connection with this Deposit Agreement.

14.2	The Client shall retain its Intellectual Property Rights in all data, documentation and other materials provided by it to Computershare in connection with this Deposit Agreement.

15.	INDEMNIFICATION BY THE COMPANY

15.1	Client shall indemnify and hold Computershare and its officers, directors, employees, agents and affiliates harmless from and against, and none of them shall be responsible for, any and all Losses arising out of or attributable to, without limitation:

(a)	the performance by Computershare, the Custodian or any of their respective officers, directors, employees, agents and affiliates of any obligations under, or any omission by any of them to act in connection with, this Deposit Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Loss or enforcing this Deposit Agreement, except for any liability of Computershare as set forth in Section 17.1 below;

(b)	any liability of Computershare to pay stamp duty reserve tax or stamp duty (including any interest and/or penalties thereon) resulting from or arising in respect of or otherwise in connection with the issue by Computershare of a depositary receipt for chargeable securities in the share capital of the Client or the transfer of securities in the share capital of the Client to Computershare or its nominee including without limitation resulting from or arising in respect of or otherwise in connection with any transactions entered into by the Client following such issue under, or in connection with, this Deposit Agreement;

(c)	any liability of Computershare to pay stamp duty reserve tax or stamp duty (including interest and/or penalties thereon) resulting from or in respect of or otherwise in connection with the transfer by Computershare of the chargeable securities in the share capital of the Client to a clearance service under, or in connection with, this Deposit Agreement;

(d)	any other fees, taxes, duties or charges (not being stamp duty or stamp duty reserve tax as covered by (b) and (c) above and other than tax on its fees),including without limitation any Transaction Taxes, incurred by Computershare resulting from or arising in respect of or otherwise in connection with Computershare acting as depositary in respect of the shares in the Client under, or in connection with, this Deposit Agreement including any interest and/or penalties on any of the foregoing;

(e)	any liability of Computershare in connection with acting on any forged, fabricated or other inaccurate, invalid or unauthorized documents or instructions (including instructions given (or purportedly given) by or on behalf of the Client) received by it in connection with the performance of Computershare’s obligations under this Deposit Agreement, save to the extent (if at all) that (i) it was grossly negligent of Computershare to have accepted it because the defect was manifest on the face of the document or instruction;

(f)	any Loss arising out of or attributable to acts performed or omitted by the Company or any of its officers, directors, employees, agents and affiliates in connection with this Deposit Agreement;

(g)	any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), preliminary prospectus (or preliminary placement memorandum) or other offering document relating to the offer or sale of Depositary Receipts, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing by the Depositary and not changed or altered by the Company expressly for use in any of the foregoing documents or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading;

(h)	all costs and expenses incurred by Computershare as a result of the Client’s breach of Section 15.4; and

(i)	all costs and expenses reasonably incurred or paid by Computershare in connection with any matter for which a claim may be made by Computershare under this section.

15.2	Amounts which are required to be paid by the Client to Computershare:

(a)	in respect of Section 15.1(b) and (c), shall be paid in cleared funds on or before the date which is the later of (i) five Business Days after demand is made by Computershare and (ii) the fifth Business Day prior to the date on which the tax in question is payable to HMRC; or

(b)	in respect of Section 15.1 (a) and Sections 15.1 (d) to (i) (inclusive), shall be paid on demand save that where a good faith dispute arises in relation to the amount due, the amount in dispute need not be paid until resolution of such dispute.

15.3	The Client hereby agrees that:

(a)	it shall procure, to the extent within its control, that neither the Client nor any relevant member of the Client’s group holding the Depositary Receipts will under any circumstance make any claim, bring any action or commence any legal proceedings against Computershare under, or in connection with, this Deposit Agreement if or to the extent that any such claim, action or proceedings could not be brought subject to the limitations set forth in Sections 9.1 and 9.5 of this Deposit Agreement;

(b)	any other relevant member of the Client’s group who is a beneficiary under the terms of this Deposit Agreement will specifically agree with Computershare in writing to be bound by this Section 15 as if it were the Client.

(c)	it shall not under any circumstance make any claim, bring any action or commence any legal proceedings against Computershare under this Deposit Agreement if or to the extent that any such claim, action or proceedings could not be brought under Sections 15.4 or 17.1 hereof .

15.4	Notwithstanding anything herein to the contrary, Computershare shall on no account be liable to the Client in respect of any claim under this Deposit Agreement, unless written notice of the claim has been given to Computershare by or on behalf of the Client (as the case may be) on or before the date which is twelve months after the date on which the Client became aware of the specific act, fact, circumstance or event which gave rise to the claim, or if earlier, the date on which it ought reasonably (having regard to all the circumstances) to have become so aware. The Client acknowledges and agrees that Computershare will be materially prejudiced by any failure by the Client to provide notice on a timely basis in accordance with this Section 15.4.

15.5	If any action or claim is brought against any party entitled to indemnification hereunder (the “Indemnified Party”) in respect of which such Indemnified Party seeks an indemnity from the Client under this Section 15 or from any Holder or Holders pursuant to Section 16 (the Client or such Holder(s) being, as applicable, the “Indemnifying Party”) under the provisions of this Deposit Agreement, the Indemnified Party shall, as soon as reasonably practicable, notify the Indemnifying Party in writing of such action or claim (provided that the failure to make such notification shall not affect such Indemnified Party’s rights to indemnification except to the extent the Indemnifying Party is materially prejudiced by such failure) and the Indemnifying Party shall be entitled to assume the defense of such action or claim. All costs, charges, reasonable fees and expenses in respect of such action or claim (whether or not the Indemnifying Party assumes control of the defense) shall be borne by the Indemnifying Party and, to the extent incurred by the Indemnified Party, shall be reimbursed by the Indemnifying Party to the Indemnified Party on demand.

15.6	If, in a case where the Client is due to pay an amount to Computershare under any indemnity in this Deposit Agreement in respect of any Loss, Computershare is unable to obtain a deduction for tax purposes for the amount of the Loss but is liable to tax on the amount due from the Client, the amount so due shall be increased to such sum as after payment of tax will leave Computershare with the amount originally payable under the relevant provision of this Deposit Agreement.

15.7	The obligations set forth in this Section 15 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

16.	INDEMNIFICATION BY HOLDERS

16.1	Without limiting the rights of the Depositary and the Custodian, and each of their respective agents, directors, officers, employees and affiliates to indemnification from the Client, each Holder shall be required to accept liability for and shall be bound to indemnify the Depositary and the Custodian and their respective agents, directors, officers, employees and affiliates and hold each of them harmless from and against, and shall reimburse each of them for, any and all Losses (other than tax on their fees), arising from or incurred in connection with, or arising from any act performed in accordance with or for the purposes of or otherwise related to, this Deposit Agreement insofar as they relate to Deposited Property held for the account of, or Depositary Receipts held by, that Holder, including, without limitation, payment of applicable stamp duty reserve tax (or stamp duty) in accordance with this Deposit Agreement, except for Losses caused by or resulting from (i) any wilful misconduct or gross negligence of the Depositary or (ii) the Custodian’s fraud or wilful misconduct in the provision of custodial services to the Depositary.

16.2	The Depositary shall be entitled to make such deductions from the Deposited Property or any income, distribution or capital arising therefrom or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required to discharge the obligations of the Holder(s) under this Section 16.

16.3	The obligations of each Holder under this Section 16 shall survive any termination of this Agreement in whole or in part and any resignation or replacement of the Depositary and any Custodian.

16.4	Should any amount paid or payable under this Deposit Agreement by a Holder be itself subject to tax in the hands of the recipient (other than on fees payable to the recipient) or be required by law to be paid under any deduction or withholding, the relevant Holder(s) will be required to pay such sums as will after any such tax, deduction or withholding leave the recipient with the same amount as it would have received if no such tax had been payable and no deduction or withholding had been made and such payments and adjustments shall be made as may be necessary to give effect to this Section 16.4.

17.	LIMITATION OF LIABILITY

17.1	Computershare shall only be liable for, and Client shall not be responsible to indemnify Computershare for, any Losses determined by a court of competent jurisdiction to be a result of Computershare’s gross negligence, or wilful misconduct; provided that the maximum aggregate liability of Computershare under this Deposit Agreement to the Client and to all Holders, in the aggregate, will be limited to the amounts paid hereunder by Client to Computershare as fees and charges, but not including reimbursable expenses, during the twelve months immediately preceding the event, act or omission for which recovery from Computershare is being sought.

17.2	Notwithstanding any other provision of this Deposit Agreement or the Depositary Receipts to the contrary, neither the Depositary, the Custodian, nor any of their respective agents shall be liable for any incidental, indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) of any nature whatsoever, including but not limited to, loss of anticipated lost profits, whether or not foreseeable, even if apprised of the possibility of such damages.

17.3	The Depositary shall not incur any liability to any Holder or to any other person for any Losses suffered or incurred by such Holder or other person arising out of or in connection with the performance or non-performance of the Depositary’s obligations or duties arising under any provisions of this Deposit Agreement, or otherwise, except to the extent that such Losses directly result from its the Depositary’s gross negligence or wilful misconduct, in which case the maximum liability of the Depositary to all Holders, when combined with the maximum liability of the Depositary to the Client, shall not exceed the amounts paid hereunder by Client to Computershare as fees and charges, but not including reimbursable expenses, during the twelve months immediately preceding the event, act or omission for which recovery from Computershare is being sought. Except to the extent expressly provided in the preceding sentence, (i) the Holders release the Depositary from any and all liability in connection with or arising out of this Deposit Agreement or the transactions contemplated hereby and (ii) the Holders agree that they will not under any circumstance make any claim, bring any action or commence any legal proceedings against the Depositary under, or in connection with, this Deposit Agreement. The Depositary shall not incur any liability as a result of any act or omission to act on the part of any Custodian unless the Custodian has committed fraud or wilful misconduct in the provision of custodian services to the Depositary.

17.4	Subject to the provisions of this Deposit Agreement, the Depositary and its agents shall not incur any liability to the Company, any Holder or to any other person if, by reason of:

(a)	any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, the United Kingdom or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or by reason of the interpretation thereof;

(b)	the Articles of Association of the Company of the provisions of or governing the Company Securities;

(c)	any act or omission of the Company in contravention of this Deposit Agreement;

(d)	any computer failure or breakdown outside the direct and immediate control of the Depositary; or

(e)	any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, lockout, riot, civil unrest, revolutions, rebellions, explosions, epidemics, governmental regulations, communication line failures, power failure, earthquake or other disaster or any circumstance beyond the direct and immediate control of the Depositary, the performance by the Depositary or any other person of any act or thing which is required or permitted or contemplated to be done or performed by or pursuant to this Deposit Agreement shall be prevented or delayed, or would cause any of them to be subject to any civil or criminal penalty, or would be required to be effected in some manner or to an extent which is different in any respect from that provided for or contemplated by this Deposit Agreement.

17.5	If and to the extent that by virtue of laws of any jurisdiction outside the State of New York, or the application or operation of those laws in any particular event or circumstance, or by virtue of the provisions of the Articles of Association of the Company or the application or operation of those provisions in any particular event or circumstance, the Depositary or the Custodian does not acquire unconditional and absolute title or right to any Deposited Property, or acquires a title or right to any Deposited Property which is in any manner encumbered or defective or liable to be displaced or avoided, or where as a result of an event or circumstance beyond the Depositary’s reasonable control the Deposited Property is reduced or depleted or the Depositary does not hold sufficient Company Securities to cover Depositary Receipts in issue, neither the Depositary nor the Custodian shall be in any way liable to the Company or to any Holder or any other person by reason thereof; but in any such case the Depositary shall be entitled to take or cause to be taken such action as shall in its opinion be reasonable or appropriate, including without limitation the cancellation without compensation of Depositary Receipts of any Holder(s) determined by the Depositary whether or not such Holder(s) are in any way responsible for the relevant event or circumstance; and each Holder agrees that, by acquiring and holding Depositary Receipts representing Company Securities by means of the arrangements contemplated by this Deposit Agreement, such Holder accepts the risk that by virtue of such laws or terms and conditions, or the application or operation thereof or any such event or circumstance the interest in any relevant Deposited Property may not be entire, complete and unimpeachable.

17.6	If the Depositary becomes entitled to take or cause to be taken action in accordance with Section 17.5 above, it will in its sole discretion consider whether it may directly or indirectly transfer or make available to any Holder adversely affected, in whole or in part, the benefit of any rights, claims or other assets which may be available to the Depositary and which pertain to the matter(s) giving rise to the relevant event or circumstance.

17.7	The Depositary may rely on, and shall not be liable for any Loss suffered by any Holder or any other person by reason of its having accepted (or the Custodian or the Company or its agents having accepted) as valid and having relied upon any written notice, request, direction, transfer, certificate for Company Securities (or other securities), electronic communication or any other document or any translation thereof or communication reasonably believed by it in good faith to be genuine notwithstanding that the same shall have been forged or shall not be genuine or accurate or shall not have been duly authorized or delivered.

17.8	The Depositary may act, or take no action, on the advice or opinion of, or in reliance upon, any advice, opinion, certificate or information obtained from, the Company or any reputable lawyer, valuer, accountant, banker, broker, information provider, settlement system operator, registrar or other expert whether obtained by the Company, the Depositary or otherwise, or any person presenting Company Securities for deposit, any Holder, or any other person, believed by the Depositary to be competent to give such advice, opinion, certificate or information, and shall not except where any such person is a member of the same group of companies as the Depositary be responsible or liable to any Holder or any other person for any Losses occasioned by so acting or refraining from acting or relying on information from persons depositing Company Securities or otherwise entitled to the issue of Depositary Receipts. Any such advice, opinion, certificate or information may be sent or obtained by letter, telex, facsimile transmission, e-mail, or other electronic communication and the Depositary shall not be liable for acting on any such advice, opinion, certificate or information notwithstanding that the same shall have been forged or shall not be genuine or accurate.

17.9	The Depositary may call for and shall be permitted to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate, letter or other written communication, purporting to be signed on behalf of the Company by a director of the Company or by a person duly authorized in writing by a director of the Company or such other certificate from any such person as is specified in Section 17.8 above which the Depositary considers appropriate and the Depositary shall not be bound in any such case to call for further evidence or be responsible to any Holder or any other person for any Loss or Liability that may be occasioned by the Depositary acting on such certificate.

17.10	The Depositary shall not be required or obliged to monitor, supervise or enforce the observance and performance by the Company of any of its obligations, including, without limitation, those arising under or in connection with applicable law, or any contract or instrument to which the Company is a party or by which it or any of its assets is bound. The Depositary makes no representation or recommendation to any person regarding the financial condition of the Company or the advisability of acquiring Depositary Receipts or Company Securities or other property or as to the type or character or suitability thereof and takes no responsibility for the operations of the Company or the effect thereof on the value of the relevant Company Securities or Depositary Receipts or any rights derived therefrom.

17.11	The Depositary and the Custodian may engage or be interested in any financial or other business transactions with the Company or any other member of any group of which the Company is a member or in relation to the Deposited Property (including, without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time hold or be interested in Depositary Receipts for their own account, (other than for the purpose of investing in the Company for their own account as principal) and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by them otherwise than in the capacity of Depositary or Custodian (as the case may be) in relation to matters arising under this Deposit Agreement (including, without prejudice to the generality of the foregoing, charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to the Holders or any other person for any profit arising therefrom.

17.12	The Depositary shall use commercially reasonable efforts to effect any sale of securities or other property or transferable right and any conversion of currency as is referred to or contemplated by this Deposit Agreement in accordance with its normal practices and procedures and subject to the terms of this Deposit Agreement but shall have no liability with respect to the terms of such sale or conversion or if the effecting of such sale or conversion shall not be reasonably practicable.

17.13	The Depositary shall have no responsibility whatsoever to any Holder or any other person as regards any deficiency which might arise because the Depositary is subject to or accountable for any tax in respect of any or any part of the Deposited Property or any income, distribution or capital or other payment arising therefrom or any proceeds of sale thereof. The Depositary shall be entitled to make such deductions from the Deposited Property or any income, distribution or capital arising therefrom or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required by applicable law in order to comply with its obligations to account for any tax Liability in respect thereof.

17.14	Without prejudice to any other powers which the Depositary may have hereunder, the Depositary shall be entitled to enter into any agreement with or give any undertakings required by law to any relevant taxation authority concerning the taxation status of the transactions effected pursuant to this Deposit Agreement and to do all such things as may be reasonably required under the terms of any such agreement or undertakings.

17.15	Notwithstanding anything else contained in this Deposit Agreement, the Depositary may refrain from doing anything which could or might, in its reasonable opinion, be contrary to any law of any jurisdiction or any of the rules or any regulation or requirement of any regulatory authority or other body which is binding upon it, or which would or might otherwise in its reasonable opinion render it liable to any person and the Depositary may do anything which is, in its opinion, necessary to comply with any such law, regulation or requirement or which is in its opinion necessary to avoid any such liability.

17.16	No provision of this Deposit Agreement shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. If, notwithstanding this provision, the Depositary reasonably does so, it shall be entitled to make such deductions from the Deposited Property or any income, distribution or capital arising therefrom or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required to account for any loss, expenditure or liability suffered by the Depositary in respect thereof.

17.17	All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from Holders or their agents will be delivered to or sent to or from them at their own risk.

17.18	The Depositary shall not be liable to a Holder in respect of any of its obligations under this Deposit Agreement if it is unable to fulfill those obligations by reason of any prohibition imposed upon the Depositary or the Holder by applicable law, or any other matter beyond the Depositary’s reasonable control.

17.19

The Depositary and its agents shall incur no liability (a) by reason of any exercise or failure to exercise any discretion given it in this Deposit Agreement; (b) for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system; (c) in connection with or arising from, the insolvency of any Custodian that is not an affiliate of the Depositary; (d) for the price received in connection with any sale of securities, the timing thereof, or any delay in action or omission to act, or for any error or delay in action, omission to act, default or negligence on the part of the party retained in connection with any such sale or proposed sale. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any Depositary Receipts about the requirements of U.S. law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. Notwithstanding anything to the contrary set forth in this Deposit Agreement, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with this Deposit Agreement, any Holder or Holders, any Depositary Receipt or Depositary Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders on account of their ownership of the Depositary Receipts. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement, or for the failure or timeliness of any notice from the Company. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary. Neither the Depositary nor any of its agents shall be liable to the Company, Holders or beneficial owners of interests in Depositary Receipts for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

17.20	The Depositary shall not be required hereunder to comply with the laws or regulations of any country other than the U.S. or any political subdivision thereof. The Depositary may consult with foreign counsel, at the Company’s expense, to resolve any foreign law issues that may arise as a result of the Company or any other party being subject to the laws or regulations of any foreign jurisdiction.

18.	CUSTODIAN; AGENTS OF THE DEPOSITARY

18.1	The Depositary shall appoint the Custodian for the purpose of providing the Custody Services on the Commencement Date. The Custodian shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Depositary reserves the right to replace or remove the Custodian and to appoint additional custodians.

18.2	All funds received by Depositary hereunder on behalf of Holders or the Client may be held by one or more agents of the Depositary (which agents may be affiliates of the Depositary), in such manner and in such bank accounts as Computershare may determine. Depositary, Custodian and their respective agents shall have no responsibility or liability for any diminution of the funds that may result from any deposit or investment made by Computershare or its agent(s) in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare or its agent(s) may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Neither Computershare, the Custodian nor any other agent of Computershare shall be obligated to pay such interest, dividends or earnings to Company, any Holder or any other party.

18.3	The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it and shall only be responsible for the performance of such agents to the extent the Depositary did not act in good faith in the appointment thereof.

19.	RESIGNATION OF THE DEPOSITARY

19.1	The Depositary may resign as Depositary:

(a)	by giving at least 30 days’ prior notice in writing to that effect to the Holders; or

(b)	on the termination of this Deposit Agreement.

19.2	The resignation of the Depositary shall take effect on the date specified in such notice if notice has been given in accordance with Section 19.1(a) or on the effective date of the termination of this Deposit Agreement.

In the event of a resignation pursuant to sub-paragraph (a) of Section 19.1, the Depositary undertakes to use its commercially reasonable efforts to procure the appointment of a successor depositary with effect from the date specified in such notice as soon as reasonably practicable following the giving of notice of resignation. Upon any such appointment and acceptance, notice thereof shall be given by or for the Depositary to the Holders as soon as reasonably practicable.

19.3	Upon the resignation of the Depositary (referred to as the “Retiring Depositary”) and against payment of all sums due to the Retiring Depositary under this Deposit Agreement, the Depositary shall deliver to its successor as depositary, if any (the “Successor”), sufficient information and records to enable the Successor efficiently to perform its obligations under this Deposit Agreement and shall transfer to the Successor or to a custodian all Deposited Property held by the Retiring Depositary hereunder. Upon the date when such resignation takes effect, any Custodian appointed by the Retiring Depositary shall be instructed by the Retiring Depositary to transfer to the Successor or to a custodian appointed by the Successor the Deposited Property held by it pursuant to this Deposit Agreement.

20.	TERMINATION

20.1	Notwithstanding the provisions of Section 2.3, this Deposit Agreement may be terminated:

(a)	by either the Client or Computershare by notice in writing to the other party and to all Holders if, in respect of Computershare, the Client, and in respect of the Client, Computershare:

(i)	shall be in material breach of any term of this Deposit Agreement and shall not have remedied such breach (if capable of being remedied) within 30 days of receiving notice of such breach and a request for such remedy;

(ii)	goes into insolvency or liquidation (not being a members’ voluntary winding up) or administration or a receiver is appointed over any part of its undertaking or assets provided that any arrangement, appointment or order in relation to such insolvency or liquidation, administration or receivership is not stayed, revoked, withdrawn or rescinded (as the case may be), within the period of 30 days, immediately following the first day of such insolvency or liquidation; or

(iii)	shall cease to have the appropriate authorizations, which permit it lawfully to perform its obligations envisaged by this Deposit Agreement at any time.

(b)	by Computershare (i) at any time in which it ceases to act as transfer agent for the Company Securities or (ii) if the Client undertakes a corporate action relating to or affecting the share capital of the Client and relating to the Deposited Securities as referred to in Section 4.5(b) of this Deposit Agreement and provides notice of the corporate action to Computershare in accordance with Section 4.5(b) of this Deposit Agreement and Computershare considers that (x) such corporate action will, or is likely to, materially adversely affect its legal, tax or regulatory position or (y) one or more of the conditions set by Computershare pursuant to said Section 4.5(b) has not been met.

20.2	In addition, Computershare may terminate this Deposit Agreement:

(a)	by giving 30 days’ prior notice to that effect to the Company and Holders; or

(b)	at any time if there shall be no Depositary Receipts outstanding.

20.3	Any termination of this Deposit Agreement shall be without prejudice to any other rights or remedies a party may be entitled to under this Deposit Agreement or at law and shall not affect any accrued rights or liabilities of any of the Parties nor the coming into or continuance in force of any provision which is expressly or by implication intended to come into or continue in force on or after such termination. Upon any resignation by Computershare other than pursuant to Section 20.1, Computershare shall, at the Client’s expense and where practicable, provide reasonable cooperation and assistance in transferring the deposited property to an alternative depositary to act as a successor depositary, if so requested by the Client.

20.4	The provisions of Sections 5.4 through 5.7, 6, 11, 14, 15, 16, 17, 18, 20, 21, 23, 25 and 37 shall survive any termination of this Deposit Agreement.

21.	CONSEQUENCES OF TERMINATION

21.1	Upon the termination of this Deposit Agreement if any amount is payable by the Client to Computershare, the Client shall pay such amount in accordance with the terms of this Deposit Agreement.

21.2	If any Depositary Receipts remain outstanding after the date of termination of this Deposit Agreement or of the Depositary Receipts or any series thereof, the Depositary shall as soon as reasonably practicable:

(a)	deliver the Deposited Property then held by it under this Deposit Agreement in respect of the Depositary Receipts (or the applicable series of Depositary Receipts) to the respective Holder, subject to such Holder’s surrender of its Depositary Receipts for cancellation and compliance with the requirements of this Deposit Agreement; or at its discretion

(b)	after ninety (90) days from the date of termination of this Deposit Agreement, if delivery to the Holder in accordance with (a) above is not reasonably practicable sell all or part of the Deposited Property; and

(c)	after the date of termination, the Depositary shall not register transfers of the relevant Depositary Receipts, pass on dividends or distributions or take any other action in respect of such Deposited Property, except that it shall, hold the net proceeds of any such sale, after deducting any sums then due to the Depositary, together with any other cash then held by it under this Deposit Agreement, without liability for interest, for the pro rata benefit of Holders who have not theretofore surrendered their Depositary Receipts. After any sale in accordance with this Section 21.2, the Depositary shall be discharged from all obligations under this Deposit Agreement and the Depositary Receipts, except its obligation to account to the Holders for such net proceeds and other cash comprising the Deposited Property without interest. For the avoidance of doubt, any obligations of a Holder to make payments to the Depositary shall survive any termination of this Deposit Agreement or the Depositary Receipts.

21.3	Upon the later of (i) the termination of this Deposit Agreement or (ii) the date of the resignation of Computershare as depositary pursuant to Section 19, Computershare shall, at the cost of the Client, deliver to the Client (or as it may reasonably direct), all documents, papers and other records relating to the Depositary Receipt Register in its possession which are the property of the Client but, for the avoidance of doubt, Computershare shall be entitled to retain copies for the purposes of compliance with applicable regulatory reporting requirements and internal recordkeeping procedures.

21.4	Subject to Section 21.5, should this Deposit Agreement be terminated for any reason where the Client has nominated any replacement depositary to hold the Deposited Securities, Computershare shall, on the request of the Client, resign in favor of such replacement depositary in accordance with the terms of this Deposit Agreement within 21 days’ of the termination of this Deposit Agreement.

21.5	Other than arising from Computershare’s gross negligence, or wilful misconduct, the Client shall, within 30 days’ of termination or resignation, pay to Computershare, Computershare’s reasonable costs and expenses, including but not limited to legal fees, incurred as a result of any action taken by Computershare under Section 21.1 or 21.4, or as a consequence of such action.

22	AMENDMENT

22.1	All and any of the provisions of this Deposit Agreement (other than this Section) may at any time and from time to time be amended or supplemented by the Depositary in any respect which it may deem necessary or desirable, subject to the prior written consent of the Client (which shall not be unreasonably withheld or delayed).

22.2	Notice of any amendment or supplement that does not in the reasonable opinion of the Depositary materially affect the interests of the Holders of Depositary Receipts shall become effective on enactment. Notice of any amendment or supplement that in the reasonable opinion of the Depositary materially affects the interests of the Holders of Depositary Receipts concerned, shall be given by or for the Depositary to the Holders 14 days’ prior to the amendment or supplement taking effect. Every Holder of Depositary Receipts at the time any such amendment or supplement so becomes effective shall be deemed, by continuing to hold such Depositary Receipts, to consent and agree to such amendment or supplement and to be bound by this Deposit Agreement as amended or supplemented thereby. Notwithstanding the foregoing, in circumstances where such an amendment or supplement is required for compliance with any applicable statute, law, rule or regulation, the Depositary may amend or supplement this Deposit Agreement as necessary to ensure compliance with such laws, rules or regulations. Such amendment or supplement to this Deposit Agreement in such circumstances shall not require the consent of the Client and may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance, provided that notice shall be given by or for the Depositary to the Client and the Holders as soon as practicable after the Depositary is made aware that such amendment or supplement is required.

22.3	The Depositary shall not be obliged to have regard to the consequences for the Holders of any proposed amendment or supplement to this Deposit Agreement or the exercise of any power conferred on the Depositary by this Deposit Agreement except to the extent expressly provided in this Deposit Agreement.

23	FURTHER ACKNOWLEDGMENTS

23.1	The Holders shall be required and be bound to acknowledge and agree with the Depositary that:

(a)	the Depositary to shall not be obligated to carry out any act or duty which it is not expressly required to carry out under the terms of this Deposit Agreement;

(b)	the Depositary and the Custodian rely on the Company and (to the extent the Company has appointed one) the Share Registrar to supply information relating to cash distributions, corporate actions, forthcoming meetings of the holders of those securities and other matters having a bearing on the rights of persons holding Depositary Receipts representing Company Securities and, accordingly, the content of the information made available to Holders and the time at which such information is available will reflect the content of and timing of the supply of information to the Depositary, the Custodian or its nominee, for which no responsibility is accepted;

(c)	the Holder shall not cause or endeavor to cause the Depositary, the Custodian or its nominee to make or assert any right or claim whatsoever against the Company or its officers;

(d)	the Depositary and the Custodian may, directly or through one or more agents, hold Holders’ money entitlements in bank accounts, pursuant to Section 18.2 above, on a pooled basis pending distribution and the relevant bank may be entitled to combine funds held in a bank account with any other account of the Depositary or the Custodian or their respective agents;

(e)	neither the Depositary nor the Custodian is responsible for the acts or omissions of any person who provides banking and related services in connection with the Deposited Securities, and the Holder further acknowledges and agrees that any such person is responsible only to any or both of the Depositary and the Custodian and undertakes to take no action to recover damages, compensation or payment or remedy of any other nature from any such person;

(f)

the Depositary, Custodian or any affiliated companies or associates of each may act as agent for, provide banking, investment advisory, investment management and other services to, and generally engage in any kind of business with, others (including without limitation issuers of securities, money market instruments or other property purchased for and on behalf of the Depositary) to the same extent as if the Depositary and/or Custodian were not a party to these arrangements. Nothing in this Deposit Agreement shall be deemed to restrict the right of the Depositary, the Custodian or the affiliated companies or associates of each to perform such services for any other person or entity; the performance of such services for others and the receipt of any fee, commission, spread or other compensation in relation to such service, business or activity will not be deemed to violate the terms of this Deposit Agreement or give rise to any duty or obligation not specifically undertaken by the Depositary or Custodian under this Deposit Agreement;

(g)	the Depositary shall not be under any duty to bring legal proceedings against the Company on behalf of a Holder, and shall have no obligation to appear in, prosecute or defend any other action, suit or other proceeding in respect of any Deposited Securities or the Depositary Receipts; and if the Depositary agrees to so act, it shall do so only if fully indemnified by the Holder; and

(h)	nothing in this Deposit Agreement shall require the Depositary to act in contravention of applicable law and regulation.

24	DISCLOSURE OF OWNERSHIP

24.1	The Depositary may from time to time require from any Holder or former or prospective Holder:

(a)	information as to the capacity in which such Holder owns or owned Depositary Receipts and regarding the identity of any other persons then or previously interested in such Depositary Receipts and the nature of such interests; and

(b)	evidence or declaration of nationality or residence of the legal or beneficial owner(s) of Depositary Receipts registered or to be registered in its name and such information as is required for the transfer of the relevant Company Securities to the Holder, and such other information as may be reasonably necessary or desirable for the purposes of this Deposit Agreement or any other agreement or arrangement. Each Holder agrees to provide any such information requested by the Company or the Depositary and consents to the disclosure of such information by the Depositary or Custodian to the extent the Depositary or Custodian considers it necessary to comply with their respective legal or regulatory obligations.

24.2	To the extent that provisions of or governing any Company Securities, the Articles of Association of the Company or applicable law may require the disclosure to the Company of, or limitations in relation to, beneficial or other ownership of Company Securities or other securities, the Holders of Depositary Receipts shall comply with the Company’s instructions in respect of such disclosure or limitation, as may be forwarded to them from time to time. Holders shall comply with all such disclosure requirements of the Company from time to time and hereby authorize the Depositary to make any such required disclosures although the Depositary is not under any obligation to make any such required disclosures on behalf of the Holders.

24.3	The Depositary and the Custodian may disclose information concerning the Holders, the Company, Company Securities and (if different) the Deposited Property, to its affiliated companies and associates and to sub-custodians and other third party providers of services as may be necessary in connection with its performance of the arrangements described in this Deposit Agreement (including, without limitation, the respective lawyers and accountants for the Depositary and the Custodian).

24.4	Nothing in this Deposit Agreement shall require the Depositary or the Custodian to disclose sensitive information to a Holder, and neither the Depositary nor the Custodian shall be liable to any Holder in respect of Losses incurred in connection with any failure to disclose sensitive information. For the purpose of this Section, sensitive information shall mean any information:

(A)	that the Depositary or the Custodian receives from the Company (or any person acting on the Company’s behalf) under any obligation of confidence; or

(B)	the disclosure of which in the Depositary’s or the Custodian’s reasonable opinion might amount to a breach of law or regulation or the rules of any market on which Company Securities are listed or traded.

25.	AGREEMENT NOT EXCLUSIVE

25.1	Computershare may act as depositary, custodian or registrar for any other party on such terms as it sees fit and shall not be under any duty to disclose to the Client any matter of which it may become aware in the performance of such duties or of which it may become aware in any capacity other than in providing the Services under this Deposit Agreement.

25.2	Nothing in this Deposit Agreement shall prevent Computershare (or any associated company) from acquiring, holding or dealing with any shares issued by the Client for its own account or that of any other person.

26.	NOTICES

Any notice or communication by Computershare or Client to the other pursuant to this Deposit Agreement is duly given if in writing and delivered in person or sent by overnight delivery service or first class mail, postage prepaid, or by e-mail or other electronic communication (such contact details to be agreed by the party to be notified) when received in a legible form, to the other’s address:

If to Client:

Gates Industrial Corporation plc

1551 Wewatta Street

Denver, Colorado 80202

Attn: General Counsel

If to Computershare:

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attn: General Counsel

If to a Holder:

At the address set out in the Depositary Receipt Register.

Any alteration in the details of a party entitled to receive notice hereunder shall, to have effect, be notified to the other parties in accordance with this Section.

27.	COPIES OF DEPOSIT AGREEMENT

A Holder shall be entitled to one copy of this Deposit Agreement upon payment of a reasonable copying charge upon written request made to the Depositary.

28	FORCE MAJEURE

28.1	Neither the Depositary nor the Client shall be responsible for delays or failure to perform any of its obligations under the terms of this Deposit Agreement resulting from acts beyond the reasonable control of such party. Such acts shall include, but not be limited to, acts of God, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strikes, lockout, riots, acts of war, civil unrest, revolutions, rebellions, explosions, epidemics, governmental regulations, communication line failures, power failure, earthquakes or other disasters, or any failure or breakdown of any computer facilities, in each case, where such acts are beyond the reasonable control of such party.

29.	ASSIGNMENT

29.1	Computershare may not assign this Deposit Agreement or any rights, benefits or, subject to the Depositary’s rights to appoint agents hereunder, obligations under the terms of this Deposit Agreement to other than an affiliate of the Depositary without the prior written consent of the Client.

29.2	The Client may not assign this Deposit Agreement or any rights, benefits or obligations under the terms of this Deposit Agreement without the prior written consent of Computershare.

30.	NO PARTNERSHIP

Nothing contained in this Deposit Agreement shall constitute or be deemed to constitute a partnership between Computershare and any other party, and Computershare shall not be, or construed to be, the agent of any other party for any purpose or to have any authority to bind or incur any liability on behalf of any other party, save as otherwise expressly provided in this Deposit Agreement.

31.	NO WAIVER

The waiver by any party of a breach or default of any of the provisions of this Deposit Agreement by any other party shall not be construed as a waiver of any succeeding breach of the same or other provisions nor shall any delay or omission on the part of any party to avail itself of any right, power or privilege that it has or may have under this Deposit Agreement operate as a waiver of any breach or default by any other party.

32.	INVALIDITY AND SEVERABILITY

If any provision of this Deposit Agreement or any part of any such provision is held to be invalid, unlawful or unenforceable, such provision or part (as the case may be) shall be ineffective only to the extent of such invalidity, unlawfulness or unenforceability and shall not prejudice or affect the remainder of such provision or any other provision of this Deposit Agreement.

33.	VARIATION

Variation to, or modification, amendment or abrogation of this Deposit Agreement shall not be of any effect unless it is in writing and signed by the Parties.

34.	ENTIRE AGREEMENT

This Deposit Agreement constitutes the whole and only agreement between the Parties relating to the Services and save to the extent repeated in this Deposit Agreement, and the other agreements and documents referred to in this Deposit Agreement, supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever and all other terms, conditions, indemnities and warranties, whether express or implied, statutory or otherwise, and all representations (save in respect of fraudulent misrepresentations) whether made orally or in writing are excluded.

35.	NO THIRD PARTY BENEFICIARIES

THIS DEPOSIT AGREEMENT IS FOR THE EXCLUSIVE BENEFIT OF COMPUTERSHARE, THE CLIENT, THE HOLDERS, AND THEIR RESPECTIVE SUCCESSORS HEREUNDER, AND SHALL NOT GIVE ANY LEGAL OR EQUITABLE RIGHT, REMEDY OR CLAIM WHATSOEVER TO ANY OTHER PERSON.

36.	AUTHORITY

The Client hereby acknowledges and agrees that, for the purposes of the performance of its obligations under this Deposit Agreement, Computershare shall be entitled to accept and rely upon, and the Client shall be bound by, any written instructions given by any person whom Computershare reasonably believes is acting on behalf of or is otherwise authorized by, the Client and by any instructions delivered electronically (including but not limited to e-mail) which it is reasonable for Computershare to believe has come from such a person. This section shall not be construed as requiring Computershare to take any action on an oral instruction, which it determines (in its absolute discretion), should be given in writing.

37.	GOVERNING LAW; JURISDICTION

37.1	This Deposit Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The Parties and all Holders irrevocably (a) submit to the non-exclusive jurisdiction of any New York State court sitting in New York City or the U.S. District Court for the Southern District of New York in any legal suit, action or proceeding arising out of or relating to this Deposit Agreement, (b) waive, to the fullest extent they may effectively do so, any defense based on inconvenient forum, improper venue or lack of jurisdiction to the maintenance of any such legal suit, action or proceeding, and (c) waive all right to trial by jury in any legal suit, action, proceeding or counterclaim arising out of this Deposit Agreement or the transactions contemplated hereby. The Parties hereto also irrevocably agree that any legal suit, action or proceeding arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a New York State court sitting in New York County or the U.S. District Court for the Southern District of New York. Notwithstanding the foregoing, any judgment may be enforced in any competent court in the United Kingdom or the United States.

37.2	For the benefit of the Depositary, each Holder irrevocably agrees by holding a Depositary Receipt or an interest therein, that any legal suit, action or proceeding against or involving Computershare, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a New York State court sitting in New York County or the U.S. District Court for the Southern District of New York, and by holding a Depositary Receipt or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. As a condition to commencing any such legal suit, action or proceeding, a Holder may be required to post a bond in a form and amount reasonably acceptable to Computershare to secure the payment of any and all costs and expenses, including legal fees and expenses, that may be incurred by or awarded to Computershare.

37.3	The submission to the jurisdiction of the courts referred to in Section 37.2 shall not (and shall not be construed so as to) limit the rights of the Depositary to take Proceedings against any Holder in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdictions, whether concurrently or not.

38.	COUNTERPARTS

This Deposit Agreement may be executed by the Parties on separate counterparts; each of which shall constitute an original, but both counterparts shall together constitute one and the same instrument. A signature to this Deposit Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF this Deposit Agreement and the Schedules are executed as follows:

Executed for and on behalf of COMPUTERSHARE TRUST COMPANY, N.A.	Name: Title:

Executed for and on behalf of GATES INDUSTRIAL CORPORATION PLC	Name: Title:

Schedule 1

The Depositary Services

Subject to the provisions of the Deposit Agreement, the Depositary Services to be provided by Computershare as Depositary for the Depositary Receipts shall include:

1.	maintaining the Depositary Receipt Register;

2.	receiving instructions including stock transfer forms (in a form acceptable to Computershare) on behalf of Holders or the Custodian relating to transactions in Depositary Receipts or the Deposited Property (as the case may be);

3.	making entries of registration in the Depositary Receipt Register;

4.	issuing Depositary Receipts and certificates to Holders in respect of such Depositary Receipts;

5.	the cancellation of Depositary Receipts;

6.	maintenance in respect of Holders of Depositary Receipts of a Depositary Receipt Register showing the number of Depositary Receipts attributable to each Holder;

7.	maintenance in respect of Holders of Depositary Receipts of records reflecting cash amounts paid (if any) to a Holder of Depositary Receipts;

8.	registering transfers of Depositary Receipts and routine dealings with probate, powers of attorney, changes of address and similar documents;

9.	making mailing addresses of Holders of Depositary Receipts available for dispatch of the Annual Report and Accounts and Interim Reports;

10.	reconciliation of voting instructions received from Holders in relation to general meetings of the Client;

11.	dealing (to the extent that Computershare considers itself competent) with routine correspondence with Holders of Depositary Receipts;

12.	receiving and paying dividends; and

13.	such other services as may be described or provided for in the Deposit Agreement.

Schedule 2

The Custody Services

The Custody Services to be provided by the Custodian as custodian for the Deposited Securities shall include:

1.	the holding of Deposited Property as may be designated from time to time by the Depositary; and

2.	the execution of transfers in response to instructions received from Holders in relation to the Deposited Property held on their behalf.

Schedule 3

[Reserved.]

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Schedule 4

Form of Certificate

[RESTRICTIVE LEGEND TO BE INSERTED]

CERTAIN RIGHTS OF THE HOLDER OF THIS DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF THE DEPOSIT AGREEMENT FOR THE PROVISION OF DEPOSITARY SERVICES AND CUSTODY SERVICES IN RESPECT OF GATES INDUSTRIAL CORPORATION PLC DEPOSITARY RECEIPTS DATED [DATE], BY AND BETWEEN THE DEPOSITARY AND GATES INDUSTRIAL CORPORATION PLC (THE “DEPOSIT AGREEMENT”)

No. of Depositary Receipts: __________________

Certificate Number: ____

CERTIFICATE

evidencing

DEPOSITARY RECEIPTS

representing

ORDINARY SHARES

of

GATES INDUSTRIAL CORPORATION PLC

(Incorporated under the laws of England and Wales)

Computershare Trust Company, N.A., a national banking association organized under the laws of the United States whose registered office is at                                  (the “Depositary”), hereby certifies that                             is the registered owner (a “Holder”) of Gates Industrial Corporation plc Depositary Receipts (“Depositary Receipts”), each representing one Ordinary Share of Gates Industrial Corporation plc, including rights to receive Shares (together “Shares” and, together with any additional securities, property or cash from time to time held by the Depositary in respect or in lieu thereof, the “Deposited Securities”), of Gates Industrial Corporation plc, a company incorporated under the laws of England and Wales with registered number 10980824 (the “Company”), and deposited at the                      office of GTU Ops, Inc.(the “Custodian”), the Custodian appointed by the Depositary.

The Shares are registered in the name of the Custodian and the Deposited Securities will be held by the Custodian as nominee for the Depositary. This Depositary Receipt is issued pursuant to the Deposit Agreement dated as of [date] (as amended from time to time, the “Depositary Agreement”)

COMMERCIAL IN CONFIDENCE

among the Company, the Depositary and the Holders from time to time of Depositary Receipts issued thereunder. Each Holder of a Depositary Receipt shall, by accepting such Depositary Receipt be bound by all the provisions of the Deposit Agreement. Copies of the Deposit Agreement are available at the Depositary’s registered office referred to above and at the office of the Custodian. This Depositary Receipt (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. Words and expressions defined in the Depositary Agreement shall have the same meaning in this Certificate.

Withdrawal of Deposited Property

Subject to the terms of the Deposit Agreement, the Holder may request withdrawal of, and the Depositary shall thereupon relinquish, the Deposited Property attributable to any Depositary Receipt upon receipt of the relevant Certificate(s) by the Depositary at the specified address of the Depositary or as otherwise agreed and any such additional evidence of the entitlement of the Holder to the relevant Depositary Receipts as the Depositary may reasonably require, accompanied by:

(a) a duly executed order with a Medallion Signature Guarantee (in a form approved by the Depositary) requesting the Depositary to cause the Deposited Property being withdrawn to be delivered to the specified address of the Custodian, or (at the request, risk and expense of the Holder and only if permitted by applicable law from time to time) at the specified office of the Depositary or any agent to, or to the order in writing of, the person(s) designated in such order; and

(b) the payment of such fees, taxes, duties, charges and expenses as may be required under the Deposit Agreement or this Certificate.

To the extent such Deposited Securities customarily trade in book-entry form, electronic delivery of the Deposited Securities represented by such Depositary Receipts shall be made to the Holder in accordance with the Deposit Agreement. To the extent such Deposited Securities customarily trade in certificated form, delivery of Deposited Securities represented by such Depositary Receipts may be made to the Holder or upon such Holder’s order by the delivery of certificates at the office of the Depositary or its Agent as designated by the surrendering Holder in accordance with the Deposit Agreement.

Register

The Depositary or its agent shall maintain at an office which may, but need not, be the Depositary’s registered office: (a) a register (the “Register”) for the registration, registration of transfer, combination and split up of Depositary Receipts, which at reasonable times shall be open for inspection by Holders for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement; and (b) facilities for the delivery and receipt of Depositary Receipts. Subject to the immediately preceding sentence, the Depositary may close the Register at any time or from time to time when deemed expedient by it.

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Title to Depositary Receipts and validity

Title to the Depositary Receipts shall be evidenced by entry in the Register. This Certificate evidences the Holder’s entitlement to the Depositary Receipts. Title to these Depositary Receipts may be transferred by the Holder providing the Depositary with a duly executed stock transfer form setting out the person to whom a specified number of the Depositary Receipts will be transferred and the Certificates therefor and such other requirements as set forth in the Deposit Agreement.

Charges, obligations, representations and warranties

By holding a Depositary Receipt or an interest therein, Holders are confirming that they have read, and are in agreement with, the provisions, terms and obligations set forth in the Deposit Agreement and that the Deposit Agreement shall govern the rights of the Holder in respect of the Depositary Receipts and the Deposited Property and the obligations and liability of and to the Depositary, including, without limitation, the indemnification obligations of Holders, the limitations on Holder rights against the Depositary, the possibility that the Holder will be deemed to have taken certain actions or provided certain instructions under the Deposit Agreement, the representations and warranties given and to be given by Holders and the fees, charges, taxes, duties and expenses payable by a Holder. Each person depositing Company Securities and to whom Depositary Receipts are to be issued pursuant to the Deposit Agreement and each Holder shall be bound and required to give such warranties and certifications to the Depositary as the Depositary may reasonably require. Each person depositing Company Securities and to whom Depositary Receipts are to be issued pursuant to the Deposit Agreement and each Holder shall be taken to warrant that Company Securities which are transferred or issued to the Custodian with respect to which Depositary Receipts are to be issued or are so issued are duly authorized, validly issued and outstanding, fully paid up, non-assessable and legally obtained by the person depositing such Company Securities and the person to whom Depositary Receipts are to be issued, all pre-emptive and comparable rights, if any, with respect to such Company Securities have been validly waived or exercised, such person is duly authorized to deposit such Company Securities under the Deposit Agreement, such Company Securities are being transferred or, as the case may be, issued free and clear of all liens, charges, encumbrances, security interests, adverse claims or other third party interests, that such transfers or, as the case may be, such issues of Company Securities to the Custodian are not in contravention of the Articles of Association of the Company or of any contractual obligation binding on such person or the person making the transfer or of any applicable law or regulation or order binding on or affecting such person or the person making the transfer, and to the extent such person is an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act, that at the time of any transfer, sale or other disposition of the Depositary Receipts representing such Company Securities (i) the Company Securities will be duly registered pursuant to an effective registration statement under the Securities Act or (ii) all of the provisions of Rule 144 under the Securities Act which enable the Company Securities to be freely sold (in the form of Depositary Receipts) will be fully complied with and, in either case, all of the Depositary Receipts representing such Company Securities will not be

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“restricted securities” as defined in Rule 144 upon the sale thereof, and such person, and the person making such transfer shall indemnify the Depositary on demand by way of continuing indemnity from and against any Losses which it may suffer or incur by reason of any breach of any such representation and/or warranty.

Limitations on the Depositary’s Liability and Obligations

Holders acknowledge that the Depositary shall not incur any liability to any Holder or to any other person for any Losses suffered or incurred by such Holder or other person arising out of or in connection with the performance or non-performance of the Depositary’s obligations or duties arising under any provisions of the Deposit Agreement, or otherwise, except to the extent that such Losses directly result from its the Depositary’s gross negligence or wilful misconduct, in which case the maximum liability of the Depositary to all Holders, when combined with the maximum liability of the Depositary to the Client, shall not exceed the amounts paid hereunder by Client to Computershare as fees and charges, but not including reimbursable expenses, during the twelve months immediately preceding the event, act or omission for which recovery from Computershare is being sought. Except to the extent expressly provided in the preceding sentence, by holding a Depositary Receipt Holders agree and acknowledge that (i) the Holders release the Depositary from any and all liability in connection with or arising out of the Deposit Agreement or the transactions contemplated hereby and (ii) the Holders agree that they will not under any circumstance make any claim, bring any action or commence any legal proceedings against the Depositary under, or in connection with, the Deposit Agreement. The Depositary shall not incur any liability as a result of any act or omission to act on the part of any Custodian unless the Custodian has committed fraud or wilful misconduct in the provision of custodian services to the Depositary.

Subject to the provisions of the Deposit Agreement, the Depositary and its agents shall not incur any liability to any Holder, the Company, or to any other person if, by reason of:

(a) any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, the United Kingdom or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or by reason of the interpretation thereof;

(b) the Articles of Association of the Company of the provisions of or governing the Company Securities;

(c) any act or omission of the Company in contravention of the Deposit Agreement;

(d) any computer failure or breakdown outside the direct and immediate control of the Depositary; or

(e) any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, lockout, riot, civil unrest, revolutions, rebellions, explosions, epidemics, governmental regulations, communication line failures, power failure, earthquake or other disaster or any circumstance beyond the direct and immediate control of the Depositary,

COMMERCIAL IN CONFIDENCE

the performance by the Depositary or any other person of any act or thing which is required or permitted or contemplated to be done or performed by or pursuant to the Deposit Agreement shall be prevented or delayed, or would cause any of them to be subject to any civil or criminal penalty, or would be required to be effected in some manner or to an extent which is different in any respect from that provided for or contemplated by the Deposit Agreement.

If and to the extent that by virtue of laws of any jurisdiction outside the State of New York, or the application or operation of those laws in any particular event or circumstance, or by virtue of the provisions of the Articles of Association of the Company or the application or operation of those provisions in any particular event or circumstance, the Depositary or the Custodian does not acquire unconditional and absolute title or right to any Deposited Property, or acquires a title or right to any Deposited Property which is in any manner encumbered or defective or liable to be displaced or avoided, or where as a result of an event or circumstance beyond the Depositary’s reasonable control the Deposited Property is reduced or depleted or the Depositary does not hold sufficient Company Securities to cover Depositary Receipts in issue, neither the Depositary nor the Custodian shall be in any way liable to the Company or to any Holder or any other person by reason thereof; but in any such case the Depositary shall be entitled to take or cause to be taken such action as shall in its opinion be reasonable or appropriate, including without limitation the cancellation without compensation of Depositary Receipts of any Holder(s) determined by the Depositary whether or not such Holder(s) are in any way responsible for the relevant event or circumstance; and each Holder agrees that, by acquiring and holding Depositary Receipts representing Company Securities by means of the arrangements contemplated by the Deposit Agreement, such Holder accepts the risk that by virtue of such laws or terms and conditions, or the application or operation thereof or any such event or circumstance the interest in any relevant Deposited Property may not be entire, complete and unimpeachable.

If the Depositary becomes entitled to take or cause to be taken action in accordance with the immediately preceding paragraph, it will in its sole discretion consider whether it may directly or indirectly transfer or make available to any Holder adversely affected, in whole or in part, the benefit of any rights, claims or other assets which may be available to the Depositary and which pertain to the matter(s) giving rise to the relevant event or circumstance.

The Depositary may rely on, and shall not be liable for any Loss suffered by any Holder or any other person by reason of its having accepted (or the Custodian or the Company or its agents having accepted) as valid and having relied upon any written notice, request, direction, transfer, certificate for Company Securities (or other securities), electronic communication or any other document or any translation thereof or communication reasonably believed by it in good faith to be genuine notwithstanding that the same shall have been forged or shall not be genuine or accurate or shall not have been duly authorized or delivered.

COMMERCIAL IN CONFIDENCE

The Depositary may act, or take no action, on the advice or opinion of, or in reliance upon, any advice, opinion, certificate or information obtained from, the Company or any reputable lawyer, valuer, accountant, banker, broker, information provider, settlement system operator, registrar or other expert whether obtained by the Company, the Depositary or otherwise, or any person presenting Company Securities for deposit, any Holder, or any other person, believed by the Depositary to be competent to give such advice, opinion, certificate or information, and shall not except where any such person is a member of the same group of companies as the Depositary be responsible or liable to any Holder or any other person for any Losses occasioned by so acting or refraining from acting or relying on information from persons depositing Company Securities or otherwise entitled to the issue of Depositary Receipts. Any such advice, opinion, certificate or information may be sent or obtained by letter, telex, facsimile transmission, e-mail, or other electronic communication and the Depositary shall not be liable for acting on any such advice, opinion, certificate or information notwithstanding that the same shall have been forged or shall not be genuine or accurate.

The Depositary may call for and shall be permitted to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate, letter or other written communication, purporting to be signed on behalf of the Company by a director of the Company or by a person duly authorized in writing by a director of the Company or such other certificate from any such person as is specified in the immediately preceding paragraph which the Depositary considers appropriate and the Depositary shall not be bound in any such case to call for further evidence or be responsible to any Holder or any other person for any Loss or Liability that may be occasioned by the Depositary acting on such certificate.

The Depositary shall not be required or obliged to monitor, supervise or enforce the observance and performance by the Company of any of its obligations, including, without limitation, those arising under or in connection with applicable law, or any contract or instrument to which the Company is a party or by which it or any of its assets is bound. The Depositary makes no representation or recommendation to any person regarding the financial condition of the Company or the advisability of acquiring Depositary Receipts or Company Securities or other property or as to the type or character or suitability thereof and takes no responsibility for the operations of the Company or the effect thereof on the value of the relevant Company Securities or Depositary Receipts or any rights derived therefrom.

The Depositary and the Custodian may engage or be interested in any financial or other business transactions with the Company or any other member of any group of which the Company is a member or in relation to the Deposited Property (including, without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time hold or be interested in Depositary Receipts

COMMERCIAL IN CONFIDENCE

for their own account, (other than for the purpose of investing in the Company for their own account as principal) and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by them otherwise than in the capacity of Depositary or Custodian (as the case may be) in relation to matters arising under the Deposit Agreement (including, without prejudice to the generality of the foregoing, charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to the Holders or any other person for any profit arising therefrom.

The Depositary shall use commercially reasonable efforts to effect any sale of securities or other property or transferable right and any conversion of currency as is referred to or contemplated by the Deposit Agreement in accordance with its normal practices and procedures and subject to the terms of the Deposit Agreement but shall have no liability with respect to the terms of such sale or conversion or if the effecting of such sale or conversion shall not be reasonably practicable.

The Depositary shall have no responsibility whatsoever to any Holder or any other person as regards any deficiency which might arise because the Depositary is subject to or accountable for any tax in respect of any or any part of the Deposited Property or any income, distribution or capital or other payment arising therefrom or any proceeds of sale thereof. The Depositary shall be entitled to make such deductions from the Deposited Property or any income, distribution or capital arising therefrom or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required by applicable law in order to comply with its obligations to account for any tax Liability in respect thereof.

Without prejudice to any other powers which the Depositary may have under the Deposit Agreement, the Depositary shall be entitled to enter into any agreement with or give any undertakings required by law to any relevant taxation authority concerning the taxation status of the transactions effected pursuant to the Deposit Agreement and to do all such things as may be reasonably required under the terms of any such agreement or undertakings.

Notwithstanding anything else contained in the Deposit Agreement, the Depositary may refrain from doing anything which could or might, in its reasonable opinion, be contrary to any law of any jurisdiction or any of the rules or any regulation or requirement of any regulatory authority or other body which is binding upon it, or which would or might otherwise in its reasonable opinion render it liable to any person and the Depositary may do anything which is, in its opinion, necessary to comply with any such law, regulation or requirement or which is in its opinion necessary to avoid any such liability.

No provision of the Deposit Agreement shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers thereunder. If, notwithstanding this provision, the Depositary reasonably does so, it shall be entitled to make such deductions from the Deposited Property or any income, distribution or capital arising therefrom or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required to account for any loss, expenditure or liability suffered by the Depositary in respect thereof.

COMMERCIAL IN CONFIDENCE

All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from Holders or their agents will be delivered to or sent to or from them at their own risk.

The Depositary shall not be liable to a Holder in respect of any of its obligations under the Deposit Agreement if it is unable to fulfill those obligations by reason of any prohibition imposed upon the Depositary or the Holder by applicable law, or any other matter beyond the Depositary’s reasonable control.

The Depositary and its agents shall incur no liability (a) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement; (b) for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system; (c) in connection with or arising from, the insolvency of any Custodian that is not an affiliate of the Depositary; (d) for the price received in connection with any sale of securities, the timing thereof, or any delay in action or omission to act, or for any error or delay in action, omission to act, default or negligence on the part of the party retained in connection with any such sale or proposed sale. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any Depositary Receipts about the requirements of [jurisdiction] law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. Notwithstanding anything to the contrary set forth in the Deposit Agreement, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Depositary Receipt or Depositary Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders on account of their ownership of the Depositary Receipts. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, or for the failure or timeliness of any notice from the Company. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary. Neither the Depositary nor any of its agents shall be liable

COMMERCIAL IN CONFIDENCE

to the Company, Holders or beneficial owners of interests in Depositary Receipts for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The Depositary shall not be required under the Deposit Agreement to comply with the laws or regulations of any country other than the U.S. or any political subdivision thereof. The Depositary may consult with foreign counsel, at the Company’s expense, to resolve any foreign law issues that may arise as a result of the Company or any other party being subject to the laws or regulations of any foreign jurisdiction.

Indemnification

Under the Deposit Agreement, the Holders agree that, without limiting the rights of the Depositary and the Custodian, and each of their respective agents, directors, officers, employees and affiliates to indemnification from the Client, each Holder shall be required to accept liability for and shall be bound to indemnify the Depositary and the Custodian and their respective agents, directors, officers, employees and affiliates and hold each of them harmless from and against, and shall reimburse each of them for, any and all Losses (other than tax on their fees), arising from or incurred in connection with, or arising from any act performed in accordance with or for the purposes of or otherwise related to, the Deposit Agreement insofar as they relate to Deposited Property held for the account of, or Depositary Receipts held by, that Holder, including, without limitation, payment of applicable stamp duty reserve tax (or stamp duty) in accordance with the Deposit Agreement, except for Losses caused by or resulting from (i) any willful misconduct or gross negligence of the Depositary or (ii) the Custodian’s fraud or willful misconduct in the provision of custodial services to the Depositary.

The Holders further agree that

(a)	The Depositary shall be entitled to make such deductions from the Deposited Property or any income, distribution or capital arising therefrom or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required to discharge the indemnification obligations of the Holders under Section 16 of the Deposit Agreement;

(b)	The indemnification obligations of each Holder under Section 16 of the Deposit Agreement shall survive any termination of the Deposit Agreement in whole or in part and any resignation or replacement of the Depositary and any Custodian; and

(c)	Should any amount paid or payable under the Deposit Agreement by a Holder be itself subject to tax in the hands of the recipient (other than on fees payable to the recipient) or be required by law to be paid under any deduction or withholding, the relevant Holder(s) will be required to pay such sums as will after any such tax, deduction or withholding leave the recipient with the same amount as it would have received if no such tax had been payable and no deduction or withholding had been made and such payments and adjustments shall be made as may be necessary to give effect to this paragraph.

COMMERCIAL IN CONFIDENCE

Taxes

If any fees, taxes, duties or governmental charges shall become payable by or on behalf of the Custodian or the Depositary with respect to this Depositary Receipt or, any Deposited Securities represented by the Depositary Receipts evidenced hereby or any distribution on any of the foregoing, without prejudice of the terms of the Deposit Agreement such fees, taxes, duties or charges shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of this Depositary Receipt or any withdrawal of the underlying Deposited Securities until such payment is made. The Depositary may also deduct such payment from any cash distributions (or distributions made in cash equivalents) on or in respect of Deposited Securities. The Holder shall remain liable for any deficiency in such fees, taxes, duties or governmental charges.

In addition to any rights and remedies to which the Depositary is entitled under the Deposit Agreement, to the extent that the Depositary (or its nominee) is accountable for and/or primarily liable and is required to pay for stamp duty reserve tax (or stamp duty) pursuant to the Finance Act (or otherwise under other UK enactments or regulations), in respect of any chargeable securities transferred or issued to, or appropriated by, the Depositary pursuant to the Deposit Agreement, each Holder agrees that where such Holder is to issue, transfer or procure the transfer to the Depositary of Company Securities in relation to which the Depositary will issue Depositary Receipts, the Holder shall, before such issue, transfer or appropriation, pay to the Depositary in cleared funds, or to HMRC on behalf of the Depositary, an amount equal to the stamp duty reserve tax (or stamp duty) for which the Depositary is liable in respect of such transfer, issue or appropriation, if any.

EXECUTED and DELIVERED	)
by Computershare Trust Company, N.A.
acting by [insert title]	)

Signature of [insert title]